                                  Exhibit 4(c)


                       DAIRY MART CONVENIENCE STORES, INC.
                     401(K) SAVINGS AND PROFIT SHARING PLAN


                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998)

                                      INDEX
                                      -----


                                                                                                 PAGE
                                                                                                 ----
Premises                                                                                            1

ARTICLE I:                 Definitions                                                            I-1

ARTICLE II:                Participation                                                         II-1

ARTICLE III:               Establishment of Participants' Accounts                              III-1

ARTICLE IV:                Contributions                                                         IV-1

ARTICLE V:                 Allocation of Contributions                                            V-1

ARTICLE VI:                Limitations on Contributions and Allocations                          VI-1

ARTICLE VII:               Investments                                                          VII-1

ARTICLE VIII:              Benefits                                                            VIII-1

ARTICLE IX:                General Provisions Regarding Benefits
                           and Their Distribution                                                IX-1

ARTICLE X:                 Withdrawals During Employment                                          X-1

ARTICLE XI:                Loans                                                                 XI-1

ARTICLE XII:               Administration of the Plan                                           XII-1

ARTICLE XIII:              Establishment of Trust                                              XIII-1

ARTICLE XIV:               Amendment                                                            XIV-1

ARTICLE XV:                Termination                                                           XV-1

ARTICLE XVI:               Miscellaneous Provisions                                             XVI-1

ARTICLE XVII:              Top-Heavy Provisions                                                XVII-1

                       DAIRY MART CONVENIENCE STORES, INC.
                     401(K) SAVINGS AND PROFIT SHARING PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 1998)


                  Dairy Mart Convenience Stores, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called the "Company"), hereby adopts and publishes this instrument for the purpose of amending and restating, in its entirety, effective July 1, 1998 (except as otherwise provided herein), the provisions of its cash or deferred profit sharing plan presently known as the "Dairy Mart Convenience Stores, Inc. Cash or Deferred Profit Sharing Plan and Trust."

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

                  (1) "ACCRUED BENEFIT" is the amount credited to a Participant's Account under Section (1) of this Article as of the coincident or immediately preceding Valuation Date, reduced by any distributions from said Account subsequent to such Valuation Date.

                  (2) "ADVISORY COMMITTEE" or "COMMITTEE" is the Committee provided for under Article XII.

                  (3) "AGREEMENT" is this Agreement, which shall be known as the Dairy Mart Convenience Stores, Inc. 401(k) Savings and Profit Sharing Plan (formerly known as the Dairy Mart Convenience Stores, Inc. Cash or Deferred Profit Sharing Plan), which in all respects shall replace and supersede the Prior Plan and Trust.

                  (4) "ANNIVERSARY DATE" is December 31 of any Plan Year; provided, however, that if the Plan Year ever should be changed so as to end on a date other than December 31, the Anniversary Date thereafter shall be the last day of such Plan Year.

                  (5) "BENEFICIARY" is any person who becomes entitled to receive benefits under the Plan by reason of the death of a Participant, as determined in accordance with Article VIII, Section (2) hereof.

                  (6) "BOARD OF DIRECTORS" or "BOARD" is the Board of Directors of the Company.

                  (7) "CODE" is the Internal Revenue Code of 1986, as it may be amended and in effect from time to time.

                  (8) "COMPANY" is Dairy Mart Convenience Stores, Inc., including any and all unincorporated divisions thereof which may presently or hereafter exist. "PARTICIPATING COMPANY" means Dairy Mart Convenience Stores, Inc, Dairy Mart, Inc. or The Lawson Company. "PARTICIPATING COMPANIES" means Dairy Mart Convenience Stores, Inc., Dairy Mart, Inc. and The Lawson Company. In the event of the merger, consolidation or sale of all or substantially all of the assets of a Participating Company and the adoption of this Plan and Trust by the successor pursuant to Article XV, Section (3), all references to such former Participating Company shall thereafter refer to such successor. In the event the Plan and Trust should be maintained by only one employer, all references to the Company, Participating Company, or Participating Companies shall be deemed to refer to the employer maintaining the Plan and Trust.

                  (9) "COMPANY DISCRETIONARY CONTRIBUTIONS" means those amounts contributed pursuant to Article IV, Section (3), by a Participating Company, at its discretion.

                  (10) "COMPANY MATCHING CONTRIBUTIONS" means those amounts contributed, pursuant to Article IV, Section (2), by a Participating Company which are expressed as a percentage of Participant Elective Deferrals.

                  (11) "COMPANY STOCK" means shares of Class A Common Stock of the Company.

                  (12) "COMPENSATION" means a Participant's wages (within the meaning of Code Section 3401(a)) and all other amounts received by a Participant from the Participating

Companies for which a Participating Company is required to furnish the Participant with a written statement under Code Sections 6041(d) and 6051(a)(3) for personal services actually rendered in the course of employment with the Participating Companies to the extent that the amounts are includible in gross income. Compensation also will include amounts that are not currently includible in the gross income of a Participant by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b). For purposes of determining the amount of Participant Elective Deferrals under Article IV, Section (1) and the amount of Company Matching Contributions under Article IV, Section (2), and for purposes of allocating any Company Discretionary Contributions under Article IV, Section (3), Compensation will not include moving expenses and related tax equalization. "ANNUAL COMPENSATION" is Compensation paid during a given Plan Year for services as a Participant performed during such Plan Year.

                  Notwithstanding the foregoing or any other provision of the Plan, Annual Compensation of any Participant which is in excess of $200,000 (for Plan Years beginning in 1989 through 1993) or $150,000 (for Plan Years beginning in 1994 and thereafter) or such amount as adjusted by the Secretary of the Treasury pursuant to Code Section 401(a)(17)) in a Plan Year shall be disregarded. Effective for Plan Years beginning after December 31, 1997, the family aggregation rules required by Code Section 401(a)(17) have been deleted from the Plan.

                  (13) "CREDITED SERVICE (VESTING)" means each whole year of an employee's Period of Service, whether or not such Period of Service is consecutive. However, in no event shall a Participant who was a participant in the Prior Plan be credited with fewer years of Credited Service (Vesting) as of June 30, 1998 than he would otherwise be entitled to under the definition of vesting service in effect under the Prior Plan and Trust as of June 30, 1998. Credited Service (Vesting) shall be recognized hereunder for vesting purposes for service with the following predecessor organizations: The Lawson Company; Dairy Mart East, Inc.; Open Pantry of Western Massachusetts; Open Pantry of Ohio; Dairy Mart, Inc.; Dairy Mart Farms; Dutchland Farms; Conna Corporation; Stop-N-Go; Sunnybrook Farms; Quik Shops; Mini Food Baskets; and Dacy Brothers.

                  For the purpose of determining the total years of Credited Service (Vesting) a Participant has completed, all of the Participant's Periods of Service with a Participating Company shall be taken into account, except that the following shall be disregarded:

                  (a) In the case of a Participant who has a one year Period of Severance, Periods of Service before such severance, unless and until such Participant has completed a one year Period of Service after he is rehired by a Participating Company.

                  (b) Periods of Service after a one year Period of Severance solely for the purpose of determining the nonforfeitable percentage applicable to the Participant, under Article VIII, Section (4), prior to such one year Period of Severance.

                  (c) If a former employee is reemployed, his Period of Service prior to such Severance from Service Date shall be restored only if the number of consecutive one year Periods of Severance, prior to such reemployment, was less than the greater of (i) five (5) or (ii) the aggregate number of years of Periods of Service before such Severance from Service Date. An employee whose prior service is restored shall receive service from the date of reemployment.

                  (d) If a Participant who was not fully vested at the time of his Severance from Service Date is deemed to have received a single lump sum distribution in accordance with Article VIII, Section (4) (d)(i) hereof, upon rehire of such former

                  Participant his Period of Service with respect to which such distribution was made shall be disregarded for the purpose of
                  Article VIII, Section (4), unless he is rehired prior to his incurring five (5) consecutive one year Periods of Severance.

                  (14) "EARLY RETIREMENT AGE" is the date a Participant qualifies for an Early Retirement Benefit under Article VIII, Section (1).

                  (15) "EFFECTIVE DATE" of this amendment and restatement of the Plan is July 1, 1998.

                  (16) "ELIGIBLE EMPLOYEE" is any person employed by a Participating Company, but excluding:

                           (i)      any independent contractors and any
                                    directors who are not employed by a
                                    Participating Company in any other capacity.
                                    For purposes of this Plan, an independent contractor is a person providing services to a Participating Company in a capacity other than as a common law employee of a Participating Company; and

                           (ii) any person employed by a Participating Company who is included in a unit of employees covered by a collective bargaining agreement between the Participating Company and employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representative" does not include any organization more than half of whose members are employees who are owners, officers or executives of the Participating Company.

                  (17) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (18) "EMPLOYMENT COMMENCEMENT DATE" means the date on which an employee of a Participating Company first performs an Hour of Service for a Participating Company.

                  (19) "FORFEITURE ACCOUNT" is the segregated account which shall exist, to the extent necessary, for the purpose of accumulating forfeitures which may arise under the Plan. The amount credited to the Forfeiture Account shall represent the actual amount forfeited, without adjustment for subsequent gains and losses of the Trust Fund.

                  (20) "HIGHLY COMPENSATED EMPLOYEE" for Plan Years beginning after December 31, 1996 (except that, in determining whether an Eligible Employee is a Highly Compensated Employee for the Plan Year beginning January 1, 1997, this provision will be treated as having been in effect in 1996), includes highly compensated employees and highly compensated former employees. A highly compensated employee means any Eligible Employee who: (A) was a 5% owner (as defined in Section 416(i)(1) of the Code) of the Participating Company at any time during the current or the preceding Plan Year, or (B) for the preceding Plan Year (i) had compensation from the Participating Company in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30,
1996), and (ii) was in the top-paid group of employees of the Participating Company for such preceding Plan Year. For these purposes, an Eligible Employee is in the top-paid group of Employees for any Plan Year if such Eligible Employee is in the group consisting of the top 20% of the employees when ranked on the basis of compensation paid during such Plan Year.

                  A former Eligible Employee shall be treated as a Highly Compensated Employee if: (A) such Eligible Employee was a Highly Compensated Employee when such Eligible Employee separated from service, or (B) such Eligible Employee was a Highly Compensated Employee at any time after attaining age 55.

                  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                  For purposes of this Section, "Compensation" shall be determined by taking into account all compensation from all employers required to be aggregated with the Company under Code Sections 414(b), (c), (m), and (o). For Plan Years beginning prior to January 1, 1998, for purposes of this subsection, the term "compensation" means compensation within the meaning of
Section 415(c)(3) of the Code. The determination will be made without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and in the case of Participating Company contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code. For Plan Years beginning after December 31, 1997, for purposes of this subsection, the term "compensation" means compensation within the meaning of Section 415(c)(3) of the Code.

                  (21) "HOUR OF SERVICE" is service as an employee of a Participating Company since the date of the Participating Company's incorporation which is recognized for purposes of computing a Participant's eligibility to participate in the Plan. An employee shall be credited with Hours of Service for such service as follows:

                  (a) An employee shall be credited with one Hour of Service for each hour for which such employee is paid, or entitled to payment, by a Participating Company for the performance of duties during the applicable computation period, with such Hours of Service being credited for the Plan Year in which the duties were performed.

                  (b) An employee shall be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company, to the extent that such award or agreement is intended to compensate an employee for periods during which he would have been engaged in the performance of duties for a Participating Company, with such Hours of Service being credited for the Plan Year or Plan Years to which the award or agreement pertains (rather than the Plan Year or Plan Years in which the award, agreement, or payment is made).

                  (c) For all purposes of the Plan, Hours of Service will be credited for periods of military duty to the extent required by laws protecting veterans' reemployment rights.

For purposes of applying the provisions of this Section, the provisions of 29 C.F.R. 2530.200b-2(b) and (c) are hereby incorporated by reference, to the extent applicable hereunder.

                  In lieu of the foregoing, and at the option of the Committee, an employee who is not compensated on an hourly basis (such as salary, commission or piecework employees) shall be credited with 45 hours of service for each week (or ten hours of service for each day) in which such employee would be credited with Hours of Service if hourly paid. However, this method of computing hours of service may not be used for any employee whose Hours of Service is required to be counted and recorded by any federal law, such as the Fair Labor Standards Act.

                  This Section shall be construed so as to resolve any ambiguities in favor of crediting employees with Hours of Service.

                  (22) "LEASED EMPLOYEE" means any person (other than an employee of the Participating Company) who has performed services for a Participating Company (or for the Participating Company and related persons as determined under Code Section 414(n)(6)) under an agreement between the Participating Company and the leasing organization on a substantially full-time basis for a period of at least one (1) year and such services were, for Plan Years beginning prior to January 1, 1997, of a type historically performed by employees in the business field of the recipient Participating Company, and, for Plan Years beginning after December 31, 1996, such services are performed under the primary direction or control of the service recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Participating Company shall be treated as provided by the recipient Participating Company. Any Leased Employee will be treated as an employee of the Participating Company for purposes of Code Sections 401(a), 410, 411, 415 and 416; provided, however, that such individuals will not be treated as employees of the Participating Company for purposes of eligibility to participate in the Plan or for the purpose of allocations of contributions under the Plan. Any contributions or benefits provided by the leasing organizations that are attributable to the services performed for the Participating Company will be treated as provided under a plan maintained by the Participating Company, provided, however, that a Leased Employee will not be treated as employed by the Participating Company if the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a non-integrated employer contribution of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), including amounts contributed pursuant to a salary reduction agreement that are excludable from the employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b); (ii) immediate participation; and (iii) full and immediate vesting. For purposes of the foregoing exception from the definition of Leased Employee, Leased Employees may not constitute more than twenty percent (20%) of the Participating Company's Non-Highly Compensated Employees.

                  (23) "NORMAL RETIREMENT AGE" or "NORMAL RETIREMENT DATE" is a Participant's 65th birthday. A Participant shall be fully vested in his Accrued Benefit upon attainment of his Normal Retirement Date and said Accrued Benefit shall be nonforfeitable at such time.

                  (24) "PARTICIPANT" is any person who has satisfied the eligibility requirements for participation in the Plan.

                  (25) "PARTICIPANT ELECTIVE DEFERRALS" means those amounts that are subject to a compensation deferral agreement which a Participant has a Participating Company contribute to the Plan pursuant to Article IV, Section
(1).

                  (26) "PERIOD OF SERVICE" means the period beginning on the Eligible Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the date a Period of Severance begins. Except as otherwise provided in the Plan, all non-successive Periods of Service shall be aggregated and less than whole year Periods of Service shall be aggregated on the basis that twelve (12) months of service or 365 days of service equal a whole year. An Eligible Employee will receive credit for any Period of Service of less than twelve consecutive months. Fractional periods of a year will be expressed in days.

                  (27) "PERIOD OF SEVERANCE" means a continuous period of time during which an Eligible Employee is not employed by a Participating Company. A Period of Severance begins on the date the Eligible Employee retires, quits, is discharged or dies, or, if earlier, the twelve (12) month anniversary of the date on which the Eligible Employee was first absent from service with a Participating Company for any other reason; provided, however, that if an Eligible Employee was first absent from work for any other reason and retires, quits, is discharged, or dies within twelve (12) months, the Period of Severance begins on the day the Eligible Employee quits, retires, is discharged, or dies.

                  (28) "PLAN YEAR" is the period of time commencing on any January 1 and ending on the following December 31.

                  (29) "PLAN" is this Agreement, including that which is established thereby, which sets forth the terms and conditions of the profit sharing and 401(k) arrangement provided for hereunder. The "Prior Plan and Trust" is that agreement known as "Dairy Mart Convenience Stores, Inc. Cash or Deferred Profit Sharing Plan," which previously set forth the terms and conditions of the profit sharing plan now provided for under this Plan and the trust now provided for under the separate Trust Agreement.

                  (30) "REEMPLOYMENT COMMENCEMENT DATE" means the first day on which an Eligible Employee completes an Hour of Service after a Period of Severance.

                  (31) A "RETIRED PARTICIPANT" is any living former Participant who has ceased to be employed by not less than all Participating Companies and who qualifies to receive benefits (whether currently or commencing as of some future date) under Section (1) or (3) of Article VIII.

                  (32) "SEVERANCE FROM SERVICE DATE" means the date on which an Eligible Employee quits, retires, is discharged or dies, or, if earlier, the first anniversary of the first date of a period in which an Eligible Employee remains absent from service with a Participating Company for any other reason.

                  (33) "SUSPENSE ACCOUNT" is the segregated account which shall exist under the Trust Fund for the purpose of accumulating any Company Discretionary Contributions prior to their allocation among the Accounts of Participants as of an Anniversary Date. The value of the Suspense Account shall represent the actual amount of contributions credited thereto, without adjustment for subsequent gains and losses of the Trust Fund.

                  (34) A "TERMINATED VESTED PARTICIPANT" is any living former Participant who has ceased to be employed by not less than all Participating Companies and who qualifies to receive benefits (whether currently or commencing as of some future date) under Section (4) of Article VIII.

                  (35) The "TRUST" or "TRUST AGREEMENT" is each of the one or more separate written agreements entered into between the Company and Trustee in conjunction with this Plan Agreement for the purpose of funding the benefits provided for hereunder as provided for under Article XIII.

                  (36) The "TRUSTEE" is the corporate person or one or more natural persons who are duly appointed pursuant to the provisions of Article XIII to perform the functions of the office of Trustee under the Trust. In the event that two or more natural persons are appointed to serve as Trustee hereunder, the Trustee shall be deemed to be the aggregate of such persons; and the substitution of less than the entire number of such appointees shall not be deemed to constitute the appointment of a successor Trustee. Trustee shall also be deemed to be any corporate person or one or more natural persons who may succeed to the office of Trustee as provided for herein.

                  (37) The "TRUST FUND" or "FUND" is the total of all contributions made under this Plan and the separate Trust and the Prior Plan and Trust, increased by profits, income and other increments, and decreased by losses, administrative expenses and benefits actually paid. The Trust Fund shall include any and all securities and other property purchased or otherwise acquired out of the assets of the Trust, including any and all insurance contracts which may be purchased and which name the Trustee as owner thereof. Without limiting the generality of the foregoing, the Trust Fund shall specifically include any and all assets and property which may be transferred to, or held by, the Trustee as a result of the replacement of the Prior Plan and Trust by this Plan and separate Trust Agreement.

                  (38) The "VALUATION DATE" for determining the value of the Trust Fund will be each business day. On each Valuation Date, the Trustee shall determine the value of the Trust Fund.

                  (39) Whenever appropriate, words used herein in the singular may be read as the plural, and the plural may be read as the singular.

                  (40) Unless otherwise clear from the context, words used herein in the masculine shall also be deemed to include the feminine.

                                   ARTICLE II

                                  PARTICIPATION
                                  -------------

                  (1) COMMENCEMENT OF PARTICIPATION. Each person who was a participant in the Prior Plan and Trust on the Effective Date of this Agreement automatically shall become a Participant in this Plan as of the Effective Date. Each person who was not a participant in the Prior Plan and Trust on the Effective Date who presently is or hereafter becomes an Eligible Employee shall become a Participant in this Plan as of the later of (i) the Effective Date, or
(ii) the first day of the month coinciding with or immediately following, as the case may be, the date as of which he completes six (6) months of continuous employment with a Participating Company during which he is credited with at least 500 Hours of Service, provided he is then an Eligible Employee. In the event an employee of a Participating Company who is not an Eligible Employee should become an Eligible Employee, he shall become a Participant in this Plan immediately upon becoming an Eligible Employee if he both has satisfied the requirements for participation set forth above and previously would have become a Participant if he had been an Eligible Employee.

                  (2) TERMINATION OF PARTICIPATION AND REEMPLOYMENT. A Participant shall cease to be eligible for allocations of contributions under the Plan upon the termination of his employment with not less than all Participating Companies. If a former Participant (including a Retired Participant or Terminated Vested Participant) again becomes employed by a Participating Company, he shall again resume participation in this Plan upon his Reemployment Commencement Date if (i) he became a Retired Participant or Terminated Vested Participant in connection with the termination of his employment, or (ii) his years of Credited Service (Vesting) accrued before his termination of employment exceeds the number of consecutive one year Periods of Severance after such termination, or (iii) he is reemployed by a Participating Company before he incurs five (5) consecutive one year Periods of Severance. Otherwise he shall be considered a new employee for purposes of this Article upon reemployment by a Participating Company. Participation will cease upon the
(a) complete distribution of a Participant's vested Account balance; or (b) when the Participant has experienced five (5) consecutive one year Periods of Severance. A Participant who terminates employment without any vested interest will be deemed to have received a distribution of his Accrued Benefit upon termination of employment.

                  (3) SERVICE CREDITING RULES.

         (a) In the case of an Eligible Employee who is absent from work with a Participating Company for one of the following reasons, the twelve (12) consecutive month period beginning on the first day of such absence will be treated as a Period of Service and the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence will be treated neither as a Period of Service nor a Period of Severance: the pregnancy of such individual; the birth of a child of such individual; the placement of a child with the individual in connection with the adoption of such child by the individual; or for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing provisions of this paragraph (a), no service shall be credited hereunder unless the individual furnishes to the Participating Company or the Committee such timely information as may be reasonably required to establish (i) that the absence from work is one for which services to be credited hereunder and (ii) the number of days for which there was such an absence.

         (b) For purposes of eligibility to participate and vesting under the Plan, employment with the following entities shall be treated as employment with a Participating Company: (i) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Participating Company is a member; (ii) any trade or business which, together with the Participating Company, is under common control (within the meaning of Code Section 414(c)); (iii) any member of an affiliated service group (within the meaning of Code Section 414(m)) of which the Participating Company is a member; and (iv) any person or entity required to be aggregated with the Participating Company under Code Section 414(o); provided, however, that any individual receiving service credit under this provision shall not be eligible to participate in the Plan or eligible to receive an allocation of contributions under the Plan unless the Participating Company shall approve expressly, in writing, such participation or the actual common law employer of such individual shall adopt this Plan with the consent of the Participating Company.

         (c) For purposes of eligibility to participate and vesting under this Plan, employment service will be credited hereunder for any individual considered a Leased Employee under Code Section 414(n) and for any individual considered an employee under Code Section 414(o) and the final regulations thereunder; provided, however, that any individual receiving service credit under this provision shall not be eligible to participate in the Plan or eligible to receive an allocation of contributions under the Plan unless the Participating Company shall approve expressly, in writing, such participation or the actual common law employer of such individual (if any) shall adopt this Plan with the consent of the Participating Company.

                                   ARTICLE III

                     ESTABLISHMENT OF PARTICIPANTS' ACCOUNTS
                     ---------------------------------------

                  (1) ESTABLISHMENT OF ACCOUNTS. The Committee shall cause accounts to be established for each Participant, to reflect such Participant's
(a) Elective Deferrals, if any (the "Participant Elective Deferrals Account"),
(b) Company Matching Contributions (the "Company Matching Contributions Account"), (c) Company Discretionary Contributions, if any (the "Company Discretionary Contributions Account"), (d) Qualified Matching Contributions, if any (the "Qualified Matching Contributions Account"), (e) Rollover Contributions (the "Rollover Contributions Account"), and (f) Transfer Contributions, if any (the "Transfer Contributions Account"). Also, where necessary to comply with the "transferee plan" provisions of Section 401(a)(11) of the Code, the Committee shall cause two (2) or more Transfer Contributions Accounts to be established in respect of a Participant, as may be required. Each Participant Elective Deferrals Account, Company Matching Contributions Account, Company Discretionary Contributions Account, Qualified Matching Contributions Account, Rollover Contributions Account, and Transfer Contributions Account for each Participant shall be subdivided further and separate records shall be maintained showing the portion of each such Account invested in each Investment Fund; however, for investment purposes, all Transfer Contributions Accounts for a Participant shall be treated as a single Account. Separate records also shall be maintained with respect to each such Account showing the amount of contributions thereto, withdrawals therefrom, and the amount of income, expenses, gains and losses attributable thereto. All such Accounts are referred to herein as a Participant's "Account". In general, the interest of each Participant hereunder at any time shall consist of the amount standing to his Account (as determined in Section (5) of Article VII).

                  (2) REEMPLOYMENT. In the case of any former Participant in this Plan who incurs five (5) consecutive Periods of Severance and who subsequently again becomes a Participant in the Plan, the Trustee, which shall be notified of such facts by the Committee, shall account separately for amounts credited to such Participant's Account thereafter. Such Account shall similarly be increased, decreased and otherwise adjusted as elsewhere provided for in this Agreement. An Account shall be maintained in the name of the Participant until it has been completely liquidated through distribution and/or forfeiture.

                  (3) EXTINGUISHING ACCOUNTS. Anything in this Agreement to the contrary notwithstanding, a Participant shall have no right, title or interest in or to any amounts credited to his Account any time prior to the actual distribution thereof to said Participant.





                                     III-1

                                   ARTICLE IV

                                  CONTRIBUTIONS
                                  -------------

                  (1) ELECTIVE DEFERRAL CONTRIBUTIONS. Participant Elective Deferrals may be made under the Plan on a pre-tax basis by execution of compensation deferral agreements by Participants. Each Participant, in his discretion, may elect to make Participant Elective Deferrals in whole percentages of not more than fifteen percent (15%) of Compensation for contribution to this Plan at such time and in accordance with such procedures as are established by the Committee from time to time. A Participant may change or resume Participant Elective Deferrals at any time in such form and manner as authorized by the Committee. A Participant may elect to suspend his Participant Elective Deferrals at any time in such form and manner as authorized by the Committee. Participant Elective Deferrals will be authorized by each Participant executing a prospective compensation deferral agreement on the form provided by and filed with the Committee.

                  (2) COMPANY MATCHING CONTRIBUTIONS. For each Plan Year beginning after the Effective Date, a Participating Company shall contribute to the Trust Fund an amount which, when added to forfeitures, if any, will be equal to fifty percent (50%) of each eligible Participant's Elective Deferrals of up to six percent (6%) of Compensation. Company Matching Contributions for any Plan Year shall be paid to the Trustee at such time as the Participant Elective Deferrals which engendered such Company Matching Contributions are paid to the Trustee.

                  (3) COMPANY DISCRETIONARY CONTRIBUTIONS. For each Plan Year ending after the Effective Date, each Participating Company shall contribute to the Trust Fund an amount referred to as Company Discretionary Contributions, determined as follows: such portion, if any, of its current net profits and/or accumulated profits as it, in its sole discretion, may determine, with the amount to be contributed for any given Plan Year to be so determined prior to the close of the Participating Company's fiscal year ending coincidentally with (or, if the fiscal year and the Plan Year do not end concurrently, then immediately following) the close of the Plan Year in question. Notwithstanding the foregoing provisions of this Section, a Participating Company shall not contribute any amount which (i) exceeds the maximum amount allowable as a current income tax deduction under the Code, or (ii) would cause an allocation to the Forfeiture Account under Article VI, Section (1) as of the date the contribution is allocated, and if the contribution is made prior to the Anniversary Date of the Plan Year, then such contribution shall not exceed the amount permitted to be contributed if the date of the contribution were an Anniversary Date.

                  Company Discretionary Contributions for any Plan Year may be paid to the Trustee either in a single payment or in installments at any time during the Participating Company's fiscal year ending coincidentally with (or, if the fiscal year and the Plan Year do not end concurrently, then immediately following) the close of the Plan Year in question; provided, however, that such contribution may be delayed until such time as the Participating Company is required to file its federal income tax return for such fiscal year, including extensions thereof. Any payment or payments so made with respect to a given Plan Year shall, for purposes of allocating same under Article V hereof, be deemed to have been made as of the Anniversary Date at the end of that Plan Year.

                  (4) QUALIFIED MATCHING CONTRIBUTIONS. The Committee may elect to treat Company Matching Contributions to Accounts of Participants who are not Highly Compensated Employees as "Qualified Matching Contributions" to the extent necessary so as to assure satisfaction of the discrimination tests of section 401(k) of the Code and/or the regulations issued thereunder, as described in
Article VI, Section (2). Qualified Matching Contributions shall be nonforfeitable and are subject to the distribution requirements applicable to contributions made on behalf of a Participant pursuant to Article IV, Section
(1). Qualified Matching Contributions used to satisfy the Actual Deferral Percentage limitation described in Article VII, Section (2) of the Plan may not be used to satisfy the Average Contribution Percentage limitation described in
Article VII, Section (3).

                  (5) FORM OF PAYMENT. Contributions to the Plan shall be made in the form of cash.

                  (6) TRUSTEE DUTIES. The Trustee shall neither have the right nor the duty to inquire into the amount of the Participating Company's contributions hereunder or the method used in determining such amount, but shall be accountable only for such funds as are actually received by it.

                  (7) AMENDMENT FOR TERMINATION. This Plan is voluntary on the part of each Participating Company; and contributions hereunder may be changed, suspended or discontinued at any time or from time to time, subject to the provisions of Section (8) of this Article. Nothing contained in this Plan or otherwise shall be construed as giving any person any right to require a Participating Company to make any payment hereunder except with respect to liabilities which have been accrued and are past due.

                  (8) DISCONTINUANCE OF CONTRIBUTIONS. Upon the complete discontinuance of contributions under this Plan (within the meaning of Section 411(d)(3) of the Code), the interest of each Participant in the Plan at the time of such discontinuance shall become nonforfeitable and be completely vested in the same manner as is provided for in the case of termination of this Plan under
Article XV.

                  (9) PARTIAL TERMINATION. Upon the partial termination of this Plan (within the meaning of Section 411(d)(3) of the Code) the interest of each affected Participant in this Plan at the time of such partial termination shall become nonforfeitable and be completely vested in the same manner as is provided for in the case of termination of this Plan under Article XV hereof.

                  (10) RETURN OF CONTRIBUTIONS. Subject to the following provisions of this Section, any contribution to the Plan and Trust by a Participating Company which is either

                           (i)      made by mistake of fact, or

                           (ii) conditioned upon the deductibility thereof under Section 404 of the Code, but only to the extent the deduction is disallowed,

may be returned to the Participating Company not later than one year after the date such contribution was made by mistake of fact or the deduction is disallowed, as the case may be, upon demand by the Participating Company. No amount shall be returned to a Participating Company under this Section unless the contribution of such amount was attributable to a good faith mistake of fact or a good faith mistake in determining the deductibility thereof; and the amount returned to a Participating Company shall be limited to the excess of the amount contributed over the amount which would have been contributed had such good faith mistake not occurred. No earnings on mistaken contributions may be returned to a Participating Company, and any losses attributable to mistaken contributions shall reduce the amount returnable. All contributions by the Participating Company to the Plan hereby are declared to be conditioned upon the deductibility of such contribution under Code Section 404.

                  (11) TRANSFER CONTRIBUTIONS. The Trustee is authorized to accept on behalf of an Eligible Employee, and hold as part of the Trust Fund, Transfer Contributions, provided that the Committee approves the transfer of any assets from another plan qualified under Section 401(a) of the Code. The Committee shall have complete discretion to decide whether to accept Transfer Contributions. All amounts so transferred to the Trust Fund shall be held in segregated Accounts referred to herein as "Transfer Contribution Accounts." Transfer Contributions from any retirement plan required to provide a joint and survivor annuity under Code Section 401(a)(11) will be subject to the qualified joint and survivor annuity provisions of Code Section 401(a)(11) and Code
Section 417 unless the joint and survivor annuity provisions and preretirement survivor annuity provisions have been waived pursuant to an elective transfer under Treasury Regulations Section 1.411(d)-4(Q&A-3)(b).

                  (12) ROLLOVER CONTRIBUTIONS. The Trustee is authorized to accept on behalf of an Eligible Employee, and hold as part of the Trust Fund, rollover contributions that satisfy the requirements for rollovers under relevant law, provided that the Committee approves the rollover of assets. The Committee shall have complete discretion to decide whether to accept Rollover Contributions. All amounts so rolled over to the Trust Fund shall be held in segregated accounts referred to herein as "Rollover Contribution Accounts."

                                    ARTICLE V

                           ALLOCATION OF CONTRIBUTIONS
                           ---------------------------

                  (1) PARTICIPANT ELECTIVE DEFERRALS. Participant Elective Deferrals made pursuant to Article IV, Section (1) under a compensation deferral agreement, to the extent not returned and refunded in accordance with Article IV, Section (2), shall be allocated to the Participant Elective Deferral Account of the depositing Participant whose compensation deferral agreement engendered such contributions.

                  (2) COMPANY MATCHING CONTRIBUTIONS. Company Matching Contributions made pursuant to Article IV, Section (2) as a result of Participant Elective Deferrals shall be allocated to the Company Matching Contributions Account of the depositing Participant whose Participant Elective Deferrals engendered such contributions.

                  (3) COMPANY DISCRETIONARY CONTRIBUTIONS. Company Discretionary Contributions for a Plan Year (if any) shall be allocated, in uniform proportion to each eligible Participant's Annual Compensation for such Plan Year to the Company Discretionary Contributions Accounts of those eligible Participants. In order to receive an allocation of any Company Discretionary Contributions for a Plan Year, a Participant must be an Eligible Employee on the Anniversary Date of such Plan Year.

                                   ARTICLE VI

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
                  --------------------------------------------

          (1) LIMITATION ON ANNUAL ADDITIONS TO PARTICIPANTS' ACCOUNTS.
              ---------------------------------------------------------

         (a) Notwithstanding any other provisions of this Plan to the contrary, in no event shall the annual addition for any Plan Year (which shall be the "limitation year" within the meaning of the Treasury Regulations Section 1.415-2(b)) to the Accounts of any Participant exceed (i) the lesser of (A) $30,000, or (B) twenty-five percent (25%) of the compensation, as defined below, actually paid or made available to the Participant by a Participating Company during the limitation year, minus (ii) such Participant's annual addition for the limitation year under all other qualified defined contribution plans which a Participating Company maintains or to which it contributes. For the purpose of applying the limitations of Code 415, compensation shall include only those item specified in Treasury Regulation Section 1.415-2(d)(2) and shall exclude all those items listed in Treasury Regulation Section 1.415-2(d)(3). For purposes of this Article, the term "annual addition" means the sum for any Plan Year of the following:

                  (i) Contributions by the Participating Company (including contributions described in Code Section 402(e)(3));

                  (ii) Employee contributions (other than rollover contributions and contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6));

                  (iii) Forfeitures (including forfeitures applied to reduce contributions of the Company);

                  (iv) Amounts allocated, after March 13, 1984, to an individual medical account, as defined in Code
                           Section 415(1)(2), which is part of a pension or annuity plan maintained by the Participating Company; and

                  (v) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to medical benefits allocated to the separate account of a key employee as defined under Code Section 419A(d)(3), under a welfare benefit fund, as defined under Code
                           Section 419(e), maintained by the Participating Company.

         (b) If, due to a reasonable error in estimating a Participant's Compensation for the Plan Year, or such other reasonable circumstances as may be acceptable to the Commissioner of Internal Revenue, the excess will be disposed of as follows:

                  (i) Any unmatched Participant Elective Deferrals to the extent they would reduce the excess amount will be returned to the Participant. To the extent necessary to reduce the excess amount, non-Highly Compensated Employees will have all Elective Deferrals returned whether or not there was a correspondence match.

                  (ii) If after the application of subparagraph (i) an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year, the excess amount in the Participant's Account will be used to reduce

                           Company Matching Contributions for such Participant in the next limitation year, and each succeeding limitation year if necessary.

                  (iii) If after the application of subparagraph (i) an excess amount still exists, and the Participant is not covered by the Plan at the end of the limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Contributions for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary.

                  (iv) If a suspense account is in existence at any time during the limitation year pursuant to this paragraph, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Participating Company contributions may be made to the Plan for that limitation year. Excess amounts may not be distributed to Participants or former Participants.

         (c) If a Participant also is, or was, covered under a defined benefit plan maintained, or contributed to, by a Participating Company, the sum of the amounts determined under (i) and (ii) may not exceed 1.0 in any limitation year beginning before January 1, 2000:

                  (i) The Participant's "defined benefit plan fraction": A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all defined benefit plans (whether or not terminated) maintained, or contributed to, by the Participating Company, and the denominator of which is the lesser of (A) 1.25 times the dollar limitation of Section 415(b)(l)(A) of the Code for the limitation year, or (B) 1.4 times the Participant's average compensation for the three consecutive years that produces the highest average; and

                  (ii) The Participant's "defined contribution plan fraction": A fraction, the numerator of which is the sum of the annual additions (within the meaning of Section 415(c)(2) of the Code) to the Participant's account under all defined contribution plans (whether or not terminated) maintained, or contributed to, by the Participating Company for the current and all prior limitation years (minus the amount, if any, determined under Treasury Regulations issued pursuant to
                                    Section 235(g) of the Tax Equity and Fiscal
                                    Responsibility Act of 1982), and the
                                    denominator of which is the lesser of the following amounts determined for such year and for each prior year of service with the Participating Company:

                                    (A) 1.25 times the dollar limitation in
                                    effect under Section 415(c)(1)(A) of the Code for such year, or

                                    (B) 1.4 times the amount which may be taken into account under Section 415(c)(1)(B) of the Code;

                                    provided, however, that at the option of the Committee, the amount taken into account as the denominator of the fraction for any year ended after December 31, 1982 may be determined under the special transition rule set forth in Section 415(e)(6) and, if applicable, Section 416(h)(4) of the Code.

For purposes of (i), above, "projected annual benefits" means the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's compensation for the limitation year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later). If, in any limitation year, the sum of the defined benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

                  (2)      RULES GOVERNING ELECTIVE DEFERRALS.
                           -----------------------------------

         (a) Amount of Elective Deferral: A Participant's Elective Deferrals under this Plan and any other qualified plan maintained by a Participating Company may not exceed the dollar limitation in effect under Code Section 402(g) (as adjusted for increases in the cost of living) in each calendar year.

         (b) Nonforfeitability of Elective Deferrals: All Elective Deferrals made on behalf of Participants to this Plan will be vested immediately.

         (c) Distribution Restriction: Elective Deferrals will be subject to the restrictions on withdrawals under Article X.

         (d) Distribution of Excess Elective Deferrals: An Excess Elective Deferral is any Elective Deferral during a calendar year in excess of the dollar limitation in effect under Code Section 402(g) for such year. On or before the April 15th following the end of each calendar year, the Committee will direct the Trustee to distribute to each Participant his or her Excess Elective Deferral, if any, adjusted for any income or loss allocable to such Excess Elective Deferral. At the discretion of the Committee, income and losses attributable to Excess Elective Deferrals may be calculated using any reasonable method, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used for allocating income to Participant's Accounts. Alternatively, income and losses attributable to Excess Elective Deferrals can be calculated as the sum of [1] the income or loss for the year allocable to the Participant's Elective Deferrals multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferral for such year and the denominator of which is the total Elective Deferral Account balance of the Participant attributable to Elective Deferrals, without regard to any income or losses allocable to such Elective Deferrals for the calendar year; and, [2] ten percent of the amount determined under [1] multiplied by the number of whole calendar months between the end of the calendar year in which the Excess Deferral occurred and the date such excess is distributed, counting the month of distribution as one month if distribution occurs after the 15th day of such month.

         (e) Limit on Actual Deferral Percentage: The Actual Deferral Percentage for Participants who are Highly Compensated Employees for each Plan Year must be no greater than either [1] 1.25 times the Actual Deferral Percentage for all other Participants who are Eligible Employees for the immediately preceding Plan Year; or [2] 2.0 times the Actual Deferral Percentage for all other Participants who are Eligible Employees for the immediately preceding Plan Year if the Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than two percentage points higher than the Actual Deferral Percentage for all other Participants who are Eligible Employees for the immediately preceding Plan Year. The following rules regarding the Actual Deferral Percentage will apply:

                  (i) The Actual Deferral Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have Elective Deferrals (and Qualified Matching Contributions, if such contributions are treated as Elective Deferrals for purposes of the Actual Deferral Percentage test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by a Participating Company will be determined as if such Elective Deferrals (and, if applicable, such Qualified Matching Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement;

                  (ii) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section will be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year;

                  (iii) For purposes of determining the Actual Deferral Percentage test, Elective Deferrals and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate; and

                  (iv) The Committee will maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Matching Contributions, if any, used in such test.

         (f)      Definitions:

                  [A] The "Actual Deferral Percentage" for a specified group of Participants for a Plan Year is the average of the ratios (calculated separately for each Participant in such group) of the amount of Participating Company contributions made under the Plan on behalf of each such Participant for the Plan Year to the Participant's Compensation for such Plan Year. Participating Company contributions on behalf of any Participant include [i] any Elective Deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals; and [ii] in the discretion of the Committee, all Qualified Matching Contributions or such Qualified Matching Contributions as are necessary to meet the Actual Deferral Percentage test.

                  [B] "Elective Deferrals" means any Participating Company contributions made to the Plan at the election of the Participant in lieu of cash compensation, including contributions made pursuant to a compensation deferral agreement. A Participant's Elective Deferrals in any calendar year are the sum of all Participating Company contributions made on behalf of such Participant pursuant to an election to defer under any arrangement described in Code Section 401(k), any simplified employee pension cash or deferred arrangement described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described in Code Section 501(c)(18), and any Participating Company contributions made on behalf of a Participant pursuant to a salary reduction agreement for the purchase of any annuity contract under Code Section 403(b).

         (g) Distribution of Excess Contributions: An Excess Contribution is the excess, in any Plan Year, of the aggregate amount of Participating Company contributions actually taken into account in determining the Actual Deferral Percentage for Highly Compensated Employees over the maximum amount of such contributions permitted by the Actual Deferral Percentage test, determined by reducing contributions made on behalf of Highly Compensated Employees in descending order beginning with the Highly Compensated Employee(s) having the largest amount(s) of contributions taken into account in computing the Actual Deferred Percentage, until the excess has been completely reduced and distributed. In the event that Excess Contributions are made for any Plan Year, the Committee will distribute the Excess Contributions in accordance with this paragraph. On or before the 15th day of the third month following the end of each Plan Year, each Highly Compensated Employee will have his portion of the Excess Contribution, adjusted for any income or loss allocable to such portion, distributed to him. At the discretion of the Committee, income and losses attributable to Excess Contributions may be calculated using any reasonable method, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used for allocating income to Participant's Accounts. Alternatively, income and losses attributable to Excess Contributions can be calculated as the sum of [1] the income or loss for the Plan Year allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Matching Contribution account) multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Plan Year and the denominator of which is the Participant's account balance attributable to Elective Deferrals (and Qualified Matching Contributions, if any such contributions are taken into account in determining the Actual Deferral Percentage), without regard to any income or losses allocable to such contributions; and [2] ten percent of the amount determined under [1] multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution as one month if distribution occurs after the 15th day of such month. Excess Contributions will be distributed from the Participant's Elective Deferral Account in proportion to the Participant's Elective Deferrals for the Plan Year. Excess Contributions will be distributed from the Participant's Qualified Matching Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account. If Excess Contributions are not distributed by the 15th day of the third month following the end of the Plan Year in which such Excess Contributions arose, a ten percent excise tax will be imposed on the Employer with respect to such Excess Contributions. In any event, Excess Contributions will be distributed not more than twelve months after the end of the Plan Year in which such Excess Contributions arose.

                  (3)      RULES GOVERNING MATCHING CONTRIBUTIONS
                           --------------------------------------

         (a) Limit on Average Contribution Percentage: The Average Contribution Percentage for Participants who are Highly Compensated Employees must not be greater than either [1] 1.25 times the Average Contribution Percentage for all other Participants who are Eligible Employees for the immediately preceding Plan Year; or [2] 2.0 times the Average Contribution Percentage for all other Participants who are Eligible Employees for the immediately preceding Plan Year if the Average Contribution Percentage for Participants who are Highly Compensated Employees is not more than two percentage points higher than the Average Contribution Percentage for all other Participants who are Eligible Employees for the immediately preceding Plan Year. The following rules regarding the Average Contribution Percentage will apply:

                  (i) Multiple Use: If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Participating Company, and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution

                                    Percentage of those Highly Compensated
                                    Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee having the largest dollar amount of contributions taken into account in computing his Average Contribution Percentage) so that the Aggregate Limit is not exceeded. The amount by which each Highly Compensated Employee's contribution percentage amount is reduced will be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Average Contribution Percentage tests. Multiple use does not occur if both the Actual Deferral Percentage and the Average Contribution Percentage of the Participants who are Highly Compensated Employees do not exceed 1.25 times the Actual Deferral Percentage and Average Contribution Percentage of the other Participants who are Eligible Employees for the immediately preceding Plan Year;

                  (ii) The Average Contribution Percentage for the Plan Year for any Highly Compensated Employee who is eligible to have contribution percentage amounts allocated to his or her Account under two or more arrangements described in Code Section 401(a), or arrangements described in Code
                                    Section 401(k) that are maintained by a
                                    Participating Company, will be determined as if such contribution percentage amounts were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement;

                  (iii) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section will be applied by determining the contribution percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year;

                  (iv) For purposes of determining the contribution percentage test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year; and

                  (v) The Committee will maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Qualified Matching Contributions, if any, used in such test.

         (b) Distribution of Excess Aggregate Contributions: An Excess Aggregate Contribution is the excess, in any Plan Year, of the aggregate contribution percentage amounts taken into account in determining the numerator of the Average Contribution Percentage actually made on behalf of Highly Compensated Employees over the maximum contribution percentage amounts permitted by the Average Contribution Percentage test, determined by reducing contributions made on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee having the largest dollar amount of contributions taken into account in computing his Average Contribution Percentage. In the event that Excess Aggregate Contributions are made for any Plan Year, the Committee will distribute the Excess Aggregate Contributions in the same manner as Excess Contributions are distributed, as provided in Section (2)(g) of this Article. Excess Aggregate Contributions so distributed shall include Matching Contributions and Qualified Matching Contributions (to the extent such contributions are not taken into account for purposes of the Actual Deferral Percentage test). Income and losses attributable to Excess Aggregate Contributions will be determined and distributed along with the Excess Aggregate Contributions in the manner provided in Section 2(g) of this Article.

         (c)      Definitions:

                  [A] The "Average Contribution Percentage" for a specified group of Participants for a Plan Year is the average of the ratios (calculated separately for each Participant in such group) of the sum of the Matching Contributions and Qualified Matching Contributions (to the extent such contributions are not taken into account for purposes of the Actual Deferral Percentage test) made on behalf of the Participant for the Plan Year to the Participant's Compensation for such Plan Year. Matching and Qualified Matching Contributions on behalf of any Participant in any Plan Year include [i] forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account in such Plan Year; and [ii] in the discretion of the Committee, all Elective Deferrals made pursuant to the Participant's deferral election or such Elective Deferrals as are necessary to meet the Average Contribution Percentage test (provided that the Actual Deferral Percentage test is satisfied both with and without the exclusion of these Elective Deferrals).

                  [B] "Aggregate Limit" means the greater of the sum of [i] 1.25 times the greater of the Actual Deferral Percentage of non-Highly Compensated Employees for the immediately preceding Plan Year or the Average Contribution Percentage of non-Highly Compensated Employees for the immediately preceding Plan Year; and [ii] the lesser of two times or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage.

                  [C] "Matching Contribution" means an employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's elective deferral, under a plan maintained by a Participating Company.

                                   ARTICLE VII

                                   INVESTMENTS

                  (1)      INVESTMENT OF FUNDS.
                           --------------------

         (a) The Trust Fund shall be divided into Investment Funds which shall include a Company Stock fund known as the Company Stock Fund. From time to time, the Committee shall designate the number of Investment Funds and the investment goals of each such Fund. The Committee also shall designate or instruct the Trustee as to the type of securities in which such Investment Fund will be invested from the securities described below. Assets held in the Company Stock Fund will be used to purchase shares of Company Stock. Assets held in the other Investment Funds, may be invested in preferred and common stocks, bonds, debentures, mortgages, commercial paper, negotiable instruments and evidences of indebtedness of every kind and form, securities, shares, or units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, guaranteed investment contracts purchased from one or more duly licensed insurance companies or in any common or collective trust fund established or maintained by the Trustee for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. Income on, and proceeds of sales of, investments of each Fund shall be reinvested by the Trustee (or as directed by such investment manager or the Committee), subject to the provisions of this Section (1), in the same Investment Fund.

         (b) The Committee in its sole and exclusive discretion may select and appoint one or more qualified "investment managers," as defined in Section 3(38) of ERISA and related regulations, to direct and manage the investment composition of a particular Investment Fund. The Trustee is specifically authorized to be an investment manager.

         (c) Participant Elected Contributions, Company Matching Contributions, Company Discretionary Contributions, Qualified Matching Contributions, Rollover Contributions and Transfer Contributions shall be allocated to such Investment Funds as set forth below. The Trustee (or investment manager) shall hold, manage, administer, invest, reinvest, account for, and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.

         (d) Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any shares of Company Stock held by it under the Trust Agreement (i) except as specifically provided for in the Plan or (ii) in the case of a tender offer (as hereinafter defined). For the purposes hereof, the term "tender offer" shall mean (I) any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any shares of Company Stock that is directed generally to shareholders of the Participating Company or (II) any transaction which may be defined as a "tender offer" under rules or regulations promulgated by the Securities and Exchange Commission. To the extent that any money or other property is received by the Trustee as a result of a tender of shares of Company Stock not prohibited by the preceding sentence, such money or property shall be allocated to such other Investment Fund or Funds, in increments of ten percent (10%) (or such other increments as may be permitted by the Committee with the consent of the Trustee), as directed by the Participant in whose Account the shares of Company Stock so tendered were held; PROVIDED, however, that money or property held by the Trustee in respect of a former Eligible Employee who continues to participate hereunder shall in any event be invested in accordance with Section
(4) of this Article until distributed.

                                     VII-1

         (e) The Trustee, in its own discretion, may maintain in cash, without obligation to credit interest thereon, such part of the assets of each Investment Fund as it shall deem necessary or desirable for the proper administration of such Fund. Any such otherwise uninvested cash, pending the disposition or investment of such cash, may be invested temporarily in overnight or sweep accounts, or in government securities or other short-term money market instruments while so held. From time to time, the Trustee shall determine the income on all such temporary investments for a period to be determined by the Trustee, and such income shall be allocated to the respective Funds in such manner as the Trustee shall determine. Such temporary investments, from time to time, may be sold by the Trustee to provide cash for the purposes of such Funds. Purchases and sales of investments for a Fund shall be made by the Trustee in accordance with the provisions of the Trust.

                  (2)      INVESTMENT OF ACCOUNTS IN GENERAL.
                           ----------------------------------

         (a) Subject to Section (3) of this Article, each Participant, in accordance with procedures established by the Committee, shall direct that his Account be invested and reinvested in any one or more of the Investment Funds then offered under Section (1) hereof. Likewise, subject to Section (3) hereof, and by written election filed with the Committee, each Participant shall direct that any additional contributions to be allocated or credited to his Account be invested and reinvested in any one or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Committee may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, each Participant shall designate the portion to be invested in each such Investment Fund in terms of the percentage to be so invested, and each such percentage shall be in such multiples as may be designated by the Committee in accordance with uniform procedures applicable to all Participants.

         (b) In no event, however, shall Participants be permitted to direct that such Accounts and/or such additional contributions be invested in the Company Stock Fund until the Company, the Plan, the Trustee and all other relevant parties have complied fully with such requirements, including but not limited to federal and state securities laws, as the Committee has determined to be applicable.

         (c) In the event a Participant fails to direct the investment of any portion of his Account in one or more of the Investment Funds, except to the extent provided elsewhere in this Plan, such portion of such Account shall be invested in an Investment Fund comprised of money market instruments, short-term U.S. Treasury obligations, or other similar securities (as may be permitted under the terms of the Trust), or as otherwise designated by the Committee by written direction to the Trustee.

                  (3)      CHANGE OF INVESTMENT OPTION.
                           ----------------------------

         (a) Not less frequently than once in each calendar quarter, in accordance with the rules and procedures established by the Committee, each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section (2) of this Article hereof may select how such additional contributions are to be invested, but only with respect to amounts otherwise receivable during (or in respect of) future payroll periods.

         (b) Not less frequently than once in each calendar quarter, in accordance with the rules and procedures established by the Committee, each Participant may change his investment direction with respect to the investment of amounts then held in his Account which remain subject to his investment direction under Section (2) of this Article. The Participant thereby may direct a transfer of all or a portion of such amounts in multiples as may be designated by the Committee in accordance with uniform procedures applicable to all Participants to be reinvested in one or a combination of the various Investment Funds.

                                     VII-2

         (c) Notwithstanding anything in Subsection (a) or (b) to the contrary, the Committee, in its sole discretion, and where the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts so require, may impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies, or trusts.

                  (4) INVESTMENT OF FORMER EMPLOYEES' ACCOUNTS. If a Participant (or, where applicable, his Beneficiary or personal representative) effectively elects to delay receiving distribution of his Account in accordance with the terms of the Plan, such Participant shall continue to be able to direct the investment of his Account in accordance with the rules and procedures as are applicable to individuals who remain actively employed by a Participating Company.

                  (5) VALUATION OF INVESTMENT FUNDS.
                      ------------------------------

         (a) As of each Valuation Date, the Committee shall cause the value of each Investment Fund to be determined in accordance with Subsection (c) of this Section (5). The Committee also shall cause any change in value of each Investment Fund between the current Valuation Date and the last preceding Valuation Date, and any net gain or loss of such Investment Fund during such period which resulted from (i) expenses paid (including any fees and expenses of the Trustee and Investment Manager charged to such Fund), (ii) realized and unrealized earnings, and (iii) profits and losses of such Investment Fund during such period, to be determined. Changes in the value of an Investment Fund which are due to a transfer of funds to or from an Investment Fund pursuant to Section
(3) of this Article, contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries, shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund for purposes of making a determination of net gains and losses.

         (b) As of each Valuation Date, the net gain or loss of each Investment Fund, as determined in accordance with Subsection (a) of this Section shall be allocated as of such Valuation Date, at the direction of the Committee, to the Accounts of Participants in such Investment Fund in proportion to the amount of each such Participant's Account invested in such Investment Fund to all such Participant Accounts invested in such Investment Fund on such Valuation Date.

         (c) The Committee shall cause the value of each Investment Fund as of each Valuation Date to be determined in the following manner:

                  (i) All securities and other property held in each such Fund shall be valued at fair market value, or if the fair market value is not readily ascertainable, at such amount as shall be deemed by the Committee to represent the fair market value thereof;

                  (ii) To the value thus determined there shall be added (I) interest accrued but not collected on any interest bearing obligation and dividends declared but not collected on any stock, which, if sold, would be sold ex-dividend and (II) the uninvested cash balance of such Fund; and

                  (iii) From the aggregate value so obtained there shall be deducted any reserve for contingencies or unliquidated liabilities which the Committee concludes are appropriate under sound accounting principles.

                                     VII-3

         (d) The reasonable and equitable decision of the Committee as to the value of each Investment Fund as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in such Investment Fund.

                  (6) REGISTRATION AND VOTING OF COMPANY STOCK. All shares of Company Stock acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such shares of Company Stock may be registered in the name of the Trustee or its nominee. The Trustee shall vote the shares of Company Stock as provided under the terms of the Trust.

                  (7) PARTICIPANT LOANS.
                      ------------------

         (a) Each Participant's balance in each Investment Fund in any of his Accounts used as security for the repayment of a loan pursuant to Article XI shall be reduced by a portion of any loan made to such Participant pursuant to
Article XI. The amount of the reduction allocable to each Investment Fund shall be equal to the amount of such loan multiplied by a fraction, the numerator of which is the Participant's total balance in the Investment Fund allocable to the Account(s) used as security for repayment of the loan pursuant to Article XI, and the denominator of which is the total balance in such Account(s). The balance in each Investment Account allocable to the Account(s) used as security for the loan(s) and the total balance in such Account(s) shall be determined as of the date of disbursement of such loan(s).

         (b) A Participant's loan repayment (of both interest and principal) shall be allocated to the Investment Fund(s) of the Participant in his or her Account(s) at the time such repayment is received by the Trustee. The amount allocated to each such Investment Fund shall be equal to the amount of each loan repayment (of both interest and principal) allocable to such Account(s) multiplied by a percentage, which percentage shall be equal to the percentage of the contributions to such Account which are allocated to such Investment Fund pursuant to the Participant's election under Section (2) of this Article at the time of the loan repayment. In the event that no contributions then are being allocated to such Account(s), the amount allocated to each such Investment Fund shall be equal to the amount of each loan repayment (of both interest and principal) allocable to such Account(s) multiplied by a percentage, which percentage shall be equal to the percentage of the balance of the Participant's Account(s) allocated to such Investment Fund at the time of the loan repayment.

         (c) The amount of each Participant's outstanding loan balance together with interest accrued thereon shall be treated as a separate Investment Fund for such Participant.


                                     VII-4

                                  ARTICLE VIII

                                    BENEFITS
                                    --------

                  (1) NORMAL RETIREMENT, EARLY RETIREMENT AND LATE RETIREMENT. The Accrued Benefit of a Participant shall be nonforfeitable if he is in the employ of the Company on or after his Normal Retirement Date, or after qualifying for an Early Retirement Benefit. Each Participant who separates from service with not less than all of the Participating Companies for any reason, other than death, on or after his Normal Retirement Date shall be entitled to receive a Normal Retirement Benefit. Each Participant with at least five (5) years of Credited Service (Vesting) who separates from service with the Company for any reason, other than death, on or after his 60th birthday shall be entitled to receive an Early Retirement Benefit. The Normal Retirement Benefit and Early Retirement Benefit shall be equal to the full amount of a Participant's Accrued Benefit as of the date he separates from service with the Company, adjusted for any gains or losses which thereafter may arise prior to the complete distribution of such amount to said Participant. A Normal Retirement Benefit or Early Retirement Benefit shall be distributed to a Participant in accordance with the provisions of Article IX, Sections (1) and
(2) hereof. In the event that a Participant fails to retire from the employ of the Company on or before his Normal Retirement Date, he shall retain all rights and privileges of participation in this Plan and Trust until his actual retirement.

                  (2) DEATH. In the event of the death of a Participant, his Beneficiary, as determined in accordance with Article IX, Section (3), shall be entitled to receive a Death Benefit. In the event that a Beneficiary who becomes entitled to receive a Death Benefit should die prior to the complete distribution of such Benefit, the undistributed portion thereof shall be distributed to such living secondary Beneficiary as the deceased Participant may have designated or, in the absence of same, to such living person who then is deemed to be the Beneficiary of such deceased Participant pursuant to the provisions of Article IX, Section (4). The Death Benefit shall be equal to the Participant's Accrued Benefit as of the date of his death (or, in the case of a distribution following the death of a Beneficiary, the amount credited to the deceased Participant's Account as of the date of such Beneficiary's death), increased by any amount allocated to his Account as of the Anniversary Date following his death and adjusted for any gains or losses which may thereafter arise prior to the complete distribution of such amount to said Beneficiary. A Death Benefit shall be distributed to a Beneficiary in accordance with the provisions of Article IX, Sections (1) and (2). Anything in this Section to the contrary notwithstanding, until such time as the Committee is notified or otherwise learns of the death of a Participant, his Beneficiary shall not be entitled to receive a Death Benefit under this Plan. Similarly, until such time as the Committee is notified or otherwise learns of the death of a Beneficiary, a secondary Beneficiary shall not be entitled to receive any residual portion of such Death Benefit. In no event shall any Beneficiary be entitled to receive a Death Benefit in excess of Participant's Accrued Benefit as of the date the Committee is notified or otherwise learns of the death of such Participant (or, in the case of a distribution following the death of a Beneficiary, the amount credited to the deceased Participant's Account as of the date the Committee is notified or otherwise learns of the death of such Beneficiary), adjusted for any gains or losses which may thereafter arise prior to the complete distribution of such amount to the Beneficiary.

                  (3) DISABILITY. Each Participant who separates from service with not less than all Participating Companies prior to his Normal Retirement Date on account of a permanent and total disability shall be entitled to receive a Disability Benefit. The Disability Benefit shall be equal to the Participant's Accrued Benefit as of the date he ceases to be employed by not less than all Participating Companies, increased by any amount allocated to his Account as of the Anniversary Date following his retirement and adjusted for any gains or losses which may thereafter arise prior to the complete distribution of such amount to said Participant. A Disability



                                     VIII-1

Benefit shall be distributed to a Participant in accordance with the provisions of Article IX, Sections (1) and (2). As used herein, permanent and total disability shall be deemed to mean an actual and continuous physical or mental incapacity of a potentially permanent nature which prevents the Participant from engaging in any full-time occupation or employment for remuneration for which the Participant is reasonably fitted by training, education or experience, reasonably comparable to that in which he was engaged prior to such disability and which will presumably last for a continuous period of not less than twelve
(12) months. In order to be entitled to a Disability Benefit, a Participant shall, within thirty (30) days following his separation from service (or such greater period as may be approved by the Committee), furnish the Committee with the written opinion of a physician selected or approved by the latter stating that said Participant is permanently and totally disabled, as defined herein.

                  (4)      OTHER SEPARATION FROM SERVICE.
                           ------------------------------

         (a) Notwithstanding anything in this Section to the contrary, a Participant will have a fully vested interest in Participant Elective Deferrals, Transfer Contributions, Rollover Contributions, Qualified Matching Contributions (if any) and their related earnings and losses.

         (b) Notwithstanding anything in this Section to the contrary, if a Participant is an Eligible Employee on July 1, 1998, such Participant shall have a fully vested interest in any contributions credited to his Company Discretionary Contribution Account prior to the Effective Date and to earnings on those contributions.

         (c) Each Participant who separates from service with not less than all Participating Companies after accruing at least five (5) years of Credited Service (Vesting) under circumstances which do not qualify him to receive benefits under any other provision of the Plan shall be entitled to receive a Deferred Vested Benefit. The Deferred Vested Benefit of such a Participant shall be an amount equal to his Accrued Benefit as of the date he separates from service with not less than all Participating Companies, adjusted for any gains or losses which may thereafter arise prior to the complete distribution of such amount. The Deferred Vested Benefit of such a Participant shall be distributed to him in accordance with the provisions of Article IX, Sections (1) and (2).

         (d) Each Participant with at least one (1) year of Credited Service (Vesting) but less than five (5) years of Credited Service (Vesting) who separates from service with not less than all Participating Companies under circumstances which do not qualify him to receive benefits under any other provision of this Plan shall be eligible to receive a Deferred Vested Benefit. In addition to any Deferred Vested Benefit provided under Section (4)(b), the Deferred Vested Benefit of a Participant entitled thereto under this Section
(4)(d) shall be a benefit as of the date he ceases to be employed by not less than all Participating Companies based upon his years of Credited Service (Vesting) in accordance with the following, adjusted for any gains or losses which may thereafter arise prior to the complete distribution of his Deferred Vested Benefit:


                  Years of Credited Service                     Vested
                          (VESTING)                           PERCENTAGE
                          ---------                           ----------

                  Less than 1 year                                   0%
                  At least 1, but less than 2 years                 20%
                  At least 2, but less than 3 years                 40%
                  At least 3, but less than 4 years                 60%
                  At least 4, but less than 5 years                 80%

                  (i) If a Participant's vested interest is less than 100% of the amount credited to his Account, an amount equal to the excess of:

                                     VIII-2

                           (a)       the amount credited to his Account; over

                           (b)       his Deferred Vested Benefit;

                           shall be forfeited as of the first to occur of (i) the date on or after the Participant's Severance from Service Date on which the Participant receives a distribution of his Account pursuant to this Article, or (ii) the date on which the Participant incurs five
                           (5) consecutive one year Periods of Severance, or
                           (iii) the date the Participant dies. Notwithstanding the preceding provisions of this clause (i), if a Participant's Deferred Vested Benefit under the Plan is zero (0), then such Participant shall be deemed to have received a lump sum distribution from the Plan in such amount in full discharge of the Plan's liability in respect to payment of his Account and the amount credited to his Account shall be forfeited. Such distribution and such forfeiture shall be deemed to have occurred on the date of the Participant's Severance from Service Date.

                  (ii) Any forfeiture attributable to Company Matching Contributions shall be used to reduce the Company Matching Contributions which are otherwise required to be made on and after the date of such forfeiture.

                  (iii) Any forfeiture attributable to Company Discretionary Contributions shall be used to offset Plan administrative expenses.

                  (iv) The Deferred Vested Benefit under this Section (4)(d) of a Terminated Vested Participant who again becomes a Participant in the Plan following five (5) consecutive one year Periods of Severance shall not be increased on account of any Participating Company contributions allocated to his Account subsequent to his previous five (5) consecutive one year Periods of Severance; but rather upon his subsequent termination of employment (A) to the extent not previously paid to him in connection with his previous termination of employment, his entitlement to, and the amount of, any benefits under this Plan consisting of amounts credited to his Account prior to the last of his five
                           (5) consecutive one year Periods of Severance (which amounts are to be separately accounted for under the provisions of Article III, Section (2)) shall be determined in accordance with the provisions of this Article, based upon his years of Credited Service (Vesting) accrued prior to such five (5) consecutive one year Periods of Severance, and (B) his entitlement to, and the amount of, any benefits under this Plan consisting of amounts credited to his Account subsequent to his five (5) consecutive one year Periods of Severance shall be determined in accordance with the provisions of this Article, based on his age and/or total years of Credited Service (Vesting) at the time of his subsequent termination of employment.

                  (v) If a Participant whose employment terminates and whose eligibility for benefits, and the amount thereof, has been determined under this Section
                           (4)(d) has a Reemployment Commencement Date and accrues one year of Credited Service (Vesting) prior to incurring five (5) consecutive one year Periods of Severance, the portion of his Accrued Benefit forfeited in connection with his previous termination of employment (without adjustment for interim gains and losses of the Trust Fund) shall be restored to his Account as of the Anniversary Date of the first Plan Year ending




                                     VIII-3
                           after Reemployment Commencement Date in which he is credited with a year of Credited Service (Vesting). Such restoration shall be made through a transfer from the Forfeiture Account or, if the Forfeiture Account is not sufficient, through an additional contribution. Upon his subsequent termination of employment with not less than all Participating Companies, his eligibility for benefits, and the amount thereof, shall be determined under this Article on the basis of his age and/or total years of Credited Service (Vesting) and his total Accrued Benefit at that time; provided, however, that if upon such subsequent termination of employment the Participant's eligibility for benefits, and the amount thereof, is to be determined under this Section (4)(d), his Deferred Vested Benefit shall be determined by (A) multiplying his "Vested Percentage" (under Section (4)(d) of this Article) by the sum of his actual Account balance plus the amount of Deferred Vested Benefit previously distributed to him, and (B) then subtracting from the amount so determined the amount of Deferred Vested Benefit previously distributed to him. The Deferred Vested Benefit provided for under this Section (4)(d) shall be distributed in accordance with the provisions of
                           Article IX, Sections (1) and (2).

         (e) No amendment to the Plan may decrease a Participant's vested interest in the Plan as of the later of the date the amendment is adopted or becomes effective. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this section, a Plan amendment that decreases a Participant's Account balance or eliminates an optional form of benefit, with respect to benefits attributable to service before the amendment, will be treated as reducing an accrued benefit. If a Plan amendment, including any change in the vesting schedule that occurs when a Plan becomes or ceases to be top heavy, directly or indirectly affects the computation of a Participant's vested percentage, each Participant with at least three Years of Credited Service (Vesting) with a Participating Company may elect, within 60 days after the later of [1] the date the amendment is adopted; [2] the date the amendment is effective; or [3] the date the Participant is provided written notice of the amendment by the Committee, to have his or her nonforfeitable percentage computed under the Plan without regard to the amendment. For any Participant who does not perform at least an Hour of Service in any Plan Year beginning after December 31, 1988, the "three Years of Service" clause in the preceding sentence will be replaced with "five Years of Service."





                                     VIII-4

                                   ARTICLE IX

                          GENERAL PROVISIONS REGARDING
                          ----------------------------
                         BENEFITS AND THEIR DISTRIBUTION
                         -------------------------------

                  (1) GENERAL RULE. The benefits provided for under Sections
(1), (2), (3) and (4) of Article VIII shall be distributed to a Retired Participant or Terminated Vested Participant or Beneficiary, subject to the provisions of this Article VIII, at the election of such Participant or Beneficiary, in a single lump sum payment or in equal monthly, quarterly, semiannual, or annual installment payments over a specified period, as determined by the Participant or Beneficiary.

         (a)      Notwithstanding the foregoing,

                  (i) the distribution to any Beneficiary who is not a natural person shall be made in a single lump sum payment, and

                  (ii) except as required by clause (i) above, a benefit which is immediately distributable and exceeds $5,000, or which exceeded $5,000 at the time of any prior distribution, shall not be distributed to a Participant or Beneficiary in a single lump sum payment, nor shall installment payments be commenced, unless the Participant or Beneficiary entitled thereto shall consent to such payment.

                  If a Participant or Beneficiary entitled thereto, fails to consent to such a distribution, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section (3) below. For purposes of this subsection, a benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or Participant's spouse or Beneficiary entitled thereto) before the Participant attains (or would have attained if the Participant had not died) Normal Retirement Age.

         (b) Notwithstanding any other provisions of this Plan, if a Participant terminates employment with the Company and the value of such Retired Participant's or Terminated Vested Participant's Account balance that is immediately distributable does not exceed $5,000 upon such termination for employment (and did not exceed that amount at the time of any prior distribution) such Participant will receive an immediate distribution of the value of such Account balance in a single lump sum.

         (c) Benefits may be distributed in cash, in kind or in combinations thereof, and any distribution in kind shall be based upon the fair market value of the assets so distributed as of the Valuation Date immediately preceding the date of distribution.

                  (2) COMMENCEMENT OF DISTRIBUTIONS. The payment of benefits to a Participant or Beneficiary entitled thereto under Sections (1), (2), (3) and
(4) of Article VIII shall be made or shall commence, as the case may be, within a reasonable period of time following the Participant's termination of employment or the Participant's death and the receipt by the Committee of a written request from the Participant for a distribution hereunder. The foregoing provisions of this Section (2) notwithstanding, a Participant may elect to postpone the distribution or the commencement of distribution of all or any part of any benefits which become payable to a Participant under Article VIII until not later than the latest date permitted under the provisions of Section (3) of this Article. Unless a Participant elects to defer benefit payments in accordance with the provisions of Section (3) of this Article, under no circumstances shall any method of distribution provide for the commencement of benefit payments more than sixty (60) days subsequent to the Anniversary Date of the Plan Year in which occurs the later of the Participant's Normal Retirement Date or his actual termination of employment; provided, however, that if the amount of the payment required to commence by such date cannot be ascertained by such date, or if it is not possible to make such payment by such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable. Any Participant or Beneficiary who is the surviving spouse of a deceased Participant entitled to benefits hereunder may elect to have the payment, or commencement of payment, of such benefits deferred until not later than the required distribution date described in Section (3) of this Article. Such deferral can be made by submitting to the Committee a signed written statement describing the benefit and the date on which such payment is to be made or commence. Notwithstanding anything herein to the contrary, (a) no method of distribution, and no deferral, shall provide for a so-called "Interest Option" or extend payments over, or permit a payment to be made after the end of, a period of time which exceeds whichever of the following is applicable:

                        (i) In the case of benefits distributable to a Participant whose Beneficiary is his spouse, a specified period not longer than the joint and last survivor expectancy of the Participant and his spouse at the time benefit payments to the Participant commence; or

                       (ii) In the case of benefits distributable to a Participant whose Beneficiary is other than his spouse, a specified period equal to the life expectancy of the Participant at the time benefit payments to the Participant commence; or

                      (iii) In the case of benefits distributable to the Beneficiary of a Participant who died before payments to him commenced, a specified period not longer than the life expectancy of the Beneficiary at the time benefit payments commence.

If distribution is made in installments, the amount of each installment shall be not less than the quotient obtained by dividing the undistributed benefits by the number of remaining installments. Moreover, notwithstanding the preceding provisions of this Section (2), if a Participant dies before his entire interest in the Plan has been paid to him, then the remaining portion of such interest shall be distributed at least as rapidly as the method of distribution being used under paragraphs (i) and (ii) of this Article IX, Section (2) as of the date of his death.

                  (3) REQUIRED DISTRIBUTIONS. Notwithstanding any other provisions of the Plan, distributions hereunder shall be subject to the following restrictions:

         (a) in the case of a living Participant, distribution must commence on or before the April 1 following the end of the calendar year in which:

                  (i) he attains age seventy and one-half (70-1/2) or retires, whichever is later, provided the Participant is not a five percent (5%) owner (within the meaning of Code Section 416(i)) with respect to the Plan Year in which the individual attains age seventy and one-half (70-1/2);

                  (ii) he attains age seventy and one-half (70-1/2) in all other cases; and

         (b) in the case of a deceased Participant, distributions after his death shall be payable either:

                  (i)      within five (5) years of the date of his death; or

                  (ii)     if distributions commence to his Beneficiary, then:

                           (A) within one (1) year of the date of his death or on a later date permitted under any lawful regulations by the Secretary of the Treasury; or

                           (B) if his spouse is his Beneficiary, by the date such Participant would have attained age seventy and one-half (70-1/2);

                           (C) over a period not extending beyond the life expectancy of such Beneficiary; and

         (c) in the case of the death of a Beneficiary who is the surviving spouse of a deceased Participant, a distribution commencing after the death of the spouse shall be payable either;

                  (i) within five (5) years of the date of the spouse's death; or

                  (ii) if distribution commences to the spouse's Beneficiary within one (1) year of the spouse's death or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such Beneficiary; or

         (d) in the event payments are made to a participant's child, for purpose of this Section such payments shall be deemed to be paid to the Participant's spouse if such payments will become payable to such spouse upon such child's reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

                  The life expectancy of a Participant or spouse thereof may be redetermined from time to time but not more frequently than annually.

                  All distributions from the Plan will be made in accordance with the Code Section 401(a)(9) and the Income Tax Regulations thereunder, including the minimum distribution incidental death benefit requirement of Proposed Income Tax Regulation Section 1.401(a)(9)-2.

                  (4) COMMITTEE DETERMINATIONS. At the time a Participant ceases to be employed by not less than all Participating Companies, or as soon thereafter as possible, the Committee shall forthwith determine whether such individual is entitled to receive benefits under this Plan and Trust, the amount of such benefits and the manner in which such benefits shall be distributed to said Participant. At the time the Committee is advised or otherwise learns of the death of a Participant, it shall similarly determine whether a Death Benefit is payable on behalf of such Participant, the amount of such Benefit, the manner in which such Benefit shall be distributed and the Beneficiary of such Benefit. The Committee shall render instructions to the Trustee regarding any and all actions required by the latter with respect to the implementation of the Committee's determinations made pursuant to this Section; and the Trustee shall be obligated and bound to act strictly in accordance therewith, being fully protected in so doing. Under no circumstances shall the Trustee make any benefit distribution under this Plan until it has been expressly directed to do so by the Committee.

                  (5) DESIGNATION OF BENEFICIARY. A Participant may file written notice with the Committee designating his Beneficiary or Beneficiaries and secondary Beneficiary or Beneficiaries. The Participant may change his Beneficiary designation from time to time by filing succeeding written notices with the Committee, and, in such case, each succeeding designation will revoke all prior designations. However, if a Participant is legally married at the time of his death, any designation of a Beneficiary other than the person who is his legal spouse at the time of his death will be void, and such legal spouse will be his sole Beneficiary, unless such legal spouse has consented to the designation of such other person as Beneficiary in a written, signed and notarized statement. If any Participant is not survived by a legal spouse and he shall have failed to designate a Beneficiary or Beneficiaries as herein provided, the remaining amounts then held for the Participant shall be distributed to such deceased Participant's estate; and his estate shall be the Participant's Beneficiary for purposes of this Plan. Any designation of Beneficiary made by a Participant hereunder shall be in such form as may be specified or approved by the Committee. The Committee's determination regarding the identity of a Beneficiary shall be subject to review only as provided in Section (6) of this Article.

                  (6) CLAIMS PROCEDURE. Anything herein to the contrary notwithstanding, it shall be the responsibility of each Participant, Beneficiary or other person claiming the right to a distribution through or on behalf of such Participant (any such person being hereinafter referred to in this Section as a "Claimant"), to make written application to the Committee, on such forms and in such manner as the Committee shall prescribe, for any and all benefits to which such Claimant may be entitled under the Plan. In the event that the application for a distribution of any Claimant is denied, the Committee shall provide such Claimant a written statement setting forth the specific reasons for the denial, a specific reference to the provisions of the Plan on which the denial is based, a description of any additional material or information necessary for such Claimant to perfect the denied claim and an explanation of why such material or information is necessary and an explanation of the review procedure set forth below in this Section. Within sixty (60) days after the receipt of such statement from the Committee, such Claimant, or the duly authorized representative thereof, may request, by written application to the Plan, a review by the Committee of the decision denying the making of a distribution. In connection with such review, such Claimant, or duly authorized representative thereof, shall be entitled to review any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Committee upon such review shall be made promptly and not later than sixty (60) days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the Committee's receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. All written communications to Claimant under this Section shall be written in a manner calculated to be understood by the recipient.

                  (7) RESTRICTIONS. Any restrictions or limitations which are placed upon the rights or interests of a Participant under the Plan shall similarly restrict and limit the rights and interests of his Beneficiary.

                  (8) ASSIGNMENT OF BENEFITS. Except as otherwise specifically provided in Sections (5) and (9) of this Article, distributions and withdrawals hereunder shall be paid only to the Participant entitled thereto or, in the event of his death, his Beneficiary. A Participant's interest under the Plan shall not be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution or encumbrance of any kind, and any attempt to accomplish the same shall be void. This limitation shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to any domestic relations order, unless such order is determined by the Committee, in accordance with Section (9) below, to be a qualified domestic relations order (as defined in Section 414(p) of the Code) or is a domestic relations order entered before January 1, 1985 which satisfies the requirements of Internal Revenue Service Revenue Ruling 80-27.

                  (9) QUALIFIED DOMESTIC RELATIONS ORDER. The anti-alienation and anti-assignment provisions of Section (8) above will not apply with respect to payments in accordance with the requirements of a qualified domestic relations order. A qualified domestic relations order creates, or recognizes the existence of, an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits otherwise payable to a Participant under the Plan. A domestic relations order means any judgment, decree, or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law). To qualify, the domestic relations order must:

         (a) State clearly the name and last known mailing address of the Participant and the name and mailing address of each alternate payee covered by the order;

         (b) State clearly the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined;

         (c) State clearly the number of payments or period to which the order applies;

         (d) Identify each Plan to which the order applies;

         (e) Not require the Plan to provide any type of benefit, form of benefits, or any option not otherwise provided under the Plan;

         (f) Not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

         (g) Not require the payment of benefits to an alternate payee that are required to be paid to another payee under another order previously determined to be a qualified domestic relations order. The Plan will make payments to an Alternative Payee pursuant to a qualified domestic relations order as stated in such order, regardless of whether the Participant's Account otherwise is distributable.

                  For purposes of this Section (9), "Alternate Payee" means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under a Plan with respect to such Participant.

                  (10) GENERAL PROVISIONS. In the case of any Participant or Beneficiary whose whereabouts are unknown, the Committee will notify the Participant or Beneficiary at his or her last known address by certified mail with return receipt requested advising him or her of his or her right to a pending distribution. If the Participant or Beneficiary cannot be located in this manner, the Committee will direct the Trustee to forfeit the Account and hold the forfeited amount in an unallocated suspense account. If a claim for forfeited benefits is subsequently made by the Participant or Beneficiary, the amount forfeited, unadjusted for earnings or interest, will be restored by means of an additional Participating Company contribution, earnings on the Trust Fund, or the allocation of other forfeitures.

                  (11) ELIGIBLE ROLLOVER DISTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary that otherwise would limit a Distributee's election under this Section, a Distributee of an Eligible Rollover Distribution of at least $200 may elect, at the time and in the manner prescribed by the Committee, to have such Eligible Rollover Distribution paid directly to one (1) Eligible Retirement Plan specified by the Distributee in a Direct Rollover. A Distributee who has been given a timely notice and explanation of his rights under this Section, and who fails to make an affirmative election to have his Eligible Rollover Distribution paid to an Eligible Retirement Plan shall be presumed to have elected to have his benefit paid directly to him. The election by a Distributee with respect to one of a series of periodic payments shall be deemed to apply to all subsequent payments in that series. Such election by the Distributee, however, shall be revocable at any time. In the event this provision is not at any time in the future required as a condition for plan qualification under Code Section 401(a), it shall automatically be deemed null, void, and of no force or effect.

                  For purposes of this Section, the following words and phrases have the meanings ascribed to them below.

         (a) An "Eligible Rollover Distribution" is a distribution of all or any portion of the Account of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) An "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (c) A "Distributee" includes an Eligible Employee or former Eligible Employee of a Participating Company. In addition, the Eligible Employee's or former Eligible Employee's surviving spouse and the Eligible Employee's or former Eligible Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

         (d) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                  (12) FACILITY OF PAYMENT. If the Committee receives evidence satisfactory to it that a person entitled to receive any benefit under the Plan is physically or mentally incompetent to receive such benefit and to give a valid release therefor, or is a minor, and that another person or an institution is then maintaining or has custody of such person, unless claim shall have been made therefor by a duly appointed guardian, committee or other legal representative, the Committee may authorize payment of such benefit to such other person or institution and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

                                    ARTICLE X

                          WITHDRAWALS DURING EMPLOYMENT
                          -----------------------------

                  (1) NORMAL RETIREMENT AGE. A Participant who has attained age sixty-five (65) may withdraw the value of his entire Account upon written request to the Committee.

                  (2) AGE 59-1/2. A Participant who has attained age fifty-nine and one-half (59-1/2), who has not ceased to be employed by a Participating Company and who has a fully vested interest in all amounts credited to his Account may withdraw the portion of the value of his Account attributable to Participant Elective Deferrals, Company Matching Contributions, Qualified Matching Contributions (if any) and Company Discretionary Contributions (if any) provided that the Company Discretionary Contributions to be withdrawn were contributed to the Plan at least twenty-four (24) months prior to the withdrawal, upon written request to the Committee.

                  (3) COMPANY DISCRETIONARY CONTRIBUTIONS. A Participant may withdraw the vested value of his Account attributable to Company Discretionary Contributions credited to the Plan prior to the Effective Date upon written request to the Committee.

                  (4) ROLLOVER AND TRANSFER CONTRIBUTIONS. A Participant may withdraw all or any part of the value of his Account attributable to Rollover Contributions and Transfer Contributions, if any, upon written request to the Committee. Distributions of Transfer Contributions are subject to the Participant and spousal consent requirements, if applicable, contained in Code Sections 401(a)(11) and 417.

                  (5) FINANCIAL HARDSHIP. In the case of financial hardship, a Participant may withdraw all or part of the vested portion of his Account attributable to Company Matching Contributions and that part of the balance of his Account attributable to Participant Elective Deferrals (excluding earnings on the Participant Elective Deferrals after December 31, 1988). For the purpose of this Section, a withdrawal will be on account of financial hardship if the withdrawal is necessary in light of an immediate and heavy financial need of the participant and is necessary to satisfy such financial need. Such withdrawal based upon financial hardship cannot exceed the amount required to meet the financial need created by the hardship. The determination of the existence of financial hardship and the amount required to meet the financial need shall take into account all non-hardship distributions and nontaxable loans available under the Plan and other tax qualified plans of the Participating Company and shall be made in accordance with the hardship provisions of Section 401(k) of the Code and with uniform and nondiscriminatory standards established by the Committee. In accordance with the foregoing, the Committee has established that a participant will be deemed to have an immediate and heavy financial need and, therefore, will qualify for a financial hardship withdrawal if the purpose of the withdrawal is on account of the following:

                  (a) medical expenses described in Section 213(d) of the Code incurred by the Participant, or the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or amounts necessary for such persons to obtain medical care described in Section 213(d);

                  (b) purchase of a principal residence for the Participant (excluding mortgage payments);

                  (c) tuition and related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, or the

                  Participant's spouse, children, or dependents (as defined in Section 152 of the Code); or

                  (d) payment necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  Upon receiving a hardship withdrawal pursuant to this Section, a Participant's Elective Deferrals will be suspended automatically for a period of at least twelve (12) months following the date of withdrawal. In the taxable year of a Participant following the taxable year in which he receives such hardship withdrawal, such Participant's Elective Deferrals shall be limited to the maximum amount permitted under Code Section 402(g), minus his Participant Elective Deferrals for the taxable year of the hardship withdrawal.

                  (6) UNIFORM PROCEDURES. Withdrawals shall be made hereunder in accordance with such procedures as are established by the Committee from time to time and uniformly and nondiscriminatorily applied.

                  (7) DISTRIBUTION RESTRICTIONS. Except as otherwise provided in this Article X, Participant Elective Deferrals and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or Beneficiary's or Beneficiaries, in accordance with such Participant's or Beneficiary or Beneficiaries' election, earlier than upon separation from service, death, disability, or as follows:

                  (a) Termination of the Plan without the establishment or maintenance of another defined contribution plan;

                  (b) The disposition by a company that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets; or

                  (c) The disposition by a company that is a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

                  (8) WITHDRAWAL LIMITATIONS. Except as expressly provided in the Plan, no Participant, Beneficiary or other person entitled to benefits may withdraw or receive any monies from the Trust Fund.

                                   ARTICLE XI
                                PARTICIPANT LOANS
                                -----------------

                  A Participant, except as otherwise may be required by law, may request a loan from the Trust Fund. The amount of the loan (when added to the outstanding balance of all other loans, and accrued interest on such loans, by the Participant from this Plan and all other qualified retirement plans maintained by a Participating Company may not exceed the lesser of: (i) fifty percent (50%) of the value of the Participant's vested Account balance determined as of the date of disbursement; or, (ii) $50,000, reduced by the excess, if any, of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made, over the outstanding balance of such loans on the date any such loan is made.

                  The Plan's loan program will be subject to the following additional provisions:

                  (a) Loans shall be applied for by requesting a loan application from the Committee (or its agent) and returning the completed form to the Committee (or its agent).

                  (b) Loans shall be made available to all eligible applicants on a reasonably equivalent basis, and the Committee will determine whether an applicant's loan will be approved or denied taking into account an applicant's creditworthiness, ability to repay the loan, financial need, and other factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

                  (c) A Participant may not have more than one outstanding loan.

                  (d) No loan will be permitted in an amount less than One Thousand Dollars ($1,000).

                  (e) The term of any loan shall not exceed five (5) years; and provided further, however, that such loan shall become repayable immediately in full in the event the borrower should die, or if the Participant or his Beneficiary or spouse becomes entitled to receive a distribution under this Plan prior to the expiration of the prescribed term of the loan.

                  (f) The term of any outstanding loan may be renegotiated by agreement between the borrower and the Committee, provided that the final payment date of the balance of the renegotiated loan shall not be later than fifty-four (54) months from the date of the inception of the initial loan. In renegotiating a loan, a Participant may borrow additional amounts, subject to the maximum and minimum dollar limits set forth in this Section. A Participant may not renegotiate an outstanding loan more frequently than once in any twelve (12) month period and may not renegotiate an initial loan until it has been outstanding for at least a twelve (12) month period. A Participant will not be permitted to renegotiate a loan or be granted additional loans if any loan is in delinquent status.

                  (g) The interest rate for any loan shall be determined by the Committee (or its agent) and shall be not less than the rate which would be charged to the borrower by a lending institution, were such institution to make a personal loan to the borrower on which the borrower were to pledge identical or substantially similar collateral.

                  (h) If the borrower is legally married on the date loan proceeds are to be disbursed, the loan shall be conditioned upon first obtaining, within the ninety (90) day period ending on such date, the written consent of the borrower's spouse to such loan

         (which consent shall acknowledge the effect of such loan). Such consent of the borrower's spouse must either be notarized or witnessed by a Plan representative.

                  (i) Each loan shall be amortized in substantially level payments during the term of the loan, with payments not less frequently than quarterly, over the term of the loan.

                  (j) Repayment of any loan made to a borrower shall be made by payroll deduction unless another procedure is agreed to by the Committee and the borrower. Subject to the spousal consent provisions of subsection (g), in the event a Participant terminates employment or in the event a Participant (or his Beneficiary or spouse) elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan against such Participant's account, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which such Participant or his Beneficiary or spouse may be entitled. If the amount of such payment or distribution is not sufficient to repay the outstanding balance of such loan and any interest accrued thereon, the Participant (or his estate, if applicable) shall be liable for and continue to make payments on the balance still due from him or her.

                  (k) Each loan shall be evidenced by the borrower's note for the amount of the loan and interest payable to the order of the Trustee and shall be secured by adequate collateral.

                  (l) By accepting a loan, the borrower automatically shall make an assignment of a security interest in fifty percent (50%) of the value on the date of disbursement of the Participant's vested Account and any earnings attributable to such amount.

                  (m) A loan shall be in default if the borrower fails to make any payment of principal or interest when due or if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Committee within ten (10) days after a request therefor by the Committee.

                  (n) If the loan is in default, the loan shall be accelerated and the Committee may opt to deduct defaulted amounts from the security or pursue any other remedies allowed by laws and by the Plan; and, to the extent permitted by law, the borrower may be assessed all reasonable attorneys' fees, legal expenses, and collection costs incurred in connection with the exercising such remedies; provided, however, that no foreclosure on the loan and the Participant's account will occur until the Account is distributable under Code Section 401(k)(2)(B).

                  (o) The Committee may delay enforcing any of its rights without forfeiting such rights.

                                   ARTICLE XII

                           ADMINISTRATION OF THE PLAN
                           --------------------------

                  (1) PLAN ADMINISTRATOR. This Plan shall be administered by the Company, which shall be the "Plan Administrator" within the meaning of Section 3(16)(A) of ERISA. The Company shall be represented by an Advisory Committee in the administration of the Plan and in its dealings with the Trustee. Notwithstanding anything to the contrary contained herein, the Committee shall at all times be subject to the direction and control of the Company.

                  (2) PLAN COMMITTEE. The Committee shall consist of three or more members appointed by the Board of Directors of the Company. The members of the Committee shall have no prescribed term of office but shall serve at the will of the Board of Directors, and the Board may from time to time remove any member with or without cause and appoint his successor. A member of the Committee may resign upon giving written notice thereof to the remaining member or members and to the Board. The fact that a person may be a Participant, prospective Participant, stockholder or officer of the Company shall not disqualify him from acting as a member of the Committee; but no member of the Committee shall take part in any discretionary action in connection with his own participation under this Plan. In case of the death, resignation or removal of any member of the Committee, the remaining member or members shall act until a successor member or members shall be appointed by the Board of Directors. The Company shall notify the Trustee of any and all changes in the membership of the Committee. Until so notified, the Trustee shall be protected in assuming that there has been no change in the membership of the Committee since its last notification. The Trustee shall be under no obligation at any time to inquire into the membership of the Committee.

                  (3) COMMITTEE POWERS. The Committee shall have all powers necessary to enable it to carry out its duties, including, but not limited to, the authority to interpret this Agreement, the authority to determine all questions relating to the rights and status of employees and all Participants, and the authority to make such rules and regulations for the administration of this Plan as are not inconsistent with the terms and provisions hereof, as well as such other authority and powers relating to the administration of the Plan as are conferred upon it by this Agreement.

                  (4) COMMITTEE AUTHORITY. The Committee shall have complete discretionary authority with respect to determining the eligibility of a Participant or Beneficiary to receive distributions under this Plan, the amount of such distribution and all matters incidental thereto. It shall be the responsibility of the Committee to render instructions to the Trustee regarding all matters affecting the payment of distributions, and the Trustee shall be obligated and bound to act strictly in accordance therewith.

                  (5) ORGANIZATION AND OPERATION OF COMMITTEE. The Committee shall appoint one of its members to act as its Chairman. The Chairman shall have authority to certify any action of the Committee and shall have such other rights and responsibilities as may be delegated to him by the Committee. Except as may otherwise be expressly provided for herein, the decision of a majority of the members of the Committee shall govern and control on all matters and questions within the Committee's powers. A meeting need not be called or held to make any decision. All notices, advice, directions, certifications, approvals and instructions to be given by the Committee to the Trustee may actually be rendered by the Chairman of the Committee, and the Trustee shall be fully protected in acting in accordance with the provisions of any and all such communications from the Chairman.



                                     XII-1

                  (6) COMPENSATION OF COMMITTEE MEMBERS. No fee or compensation shall be paid to any member of the Committee for his services; but the Committee, and each member thereof, shall be reimbursed by the Company or the Trust Fund for all expenses incurred.

                  (7) RECORDS. All acts and determinations of the Committee shall be duly recorded by the Chairman or his designee; and all such records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Chairman.

                  (8) DISCRETIONARY POWERS. Any provision of this Plan which requires the exercise of discretionary powers by the Committee shall be administered in a uniform manner for Participants in similar circumstances and shall not be applied in any manner which discriminates in favor of any shareholder, officer or highly-paid employee of a Participating Company.

                  (9) REPORTS. The Committee will cause to be prepared and filed and/or distributed, in a timely manner, all reports and other information which are required of the administrator by any statute or administrative regulation, ruling or order.

                  (10) AGENTS. The Committee shall have authority to retain agents, counsel, actuaries, accountants or any other person or persons who are required by law or which the Committee deems necessary or desirable in order to provide for the proper administration of the Plan and Trust. The Committee also shall have authority to purchase goods and services and otherwise to incur expenses which it deems necessary or desirable in order to properly perform its duties hereunder. Any and all expenses or charges properly incurred in accordance with the provisions of this Section (10) shall, unless otherwise paid by the Company, which shall have complete discretion in this regard, be paid from the Trust Fund.

                  (11) FUNDING POLICY. The Committee shall be responsible for the establishment of a policy for the funding of the Plan that is consistent with the needs and objectives of the Plan and with the requirements of ERISA.

                  (12) QUALIFIED DOMESTIC RELATIONS ORDER. The Committee will establish reasonable procedures for determining the qualification status of a domestic relations order. Such procedures will:

                           (a) Be in writing;

                           (b) Provide to each person specified in a domestic relations order as entitled to payment of Plan benefits notification of such procedures promptly upon receipt of the order by the Plan; and

                           (c) Permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee.

Within a reasonable period of time after receipt of such order, the Committee will determine if such order is a qualified domestic relations order and will notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined, the Committee will segregate in a separate Account the amounts that would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order. If, within 18 months, the order is determined not to be a qualified domestic relations order, or the issue as to whether such order is a qualified domestic relations order is not resolved, then the Committee will pay under the terms of the Plan the segregated amounts to the person or persons who would have



                                     XII-2
been entitled to such amounts if there had been no order. If a Plan fiduciary acts in accordance with the fiduciary responsibility provisions of ERISA, then the Plan's obligation to the Participant and each alternate payee will be discharged to the extent of any payment made.

                  (13) COMPENSATION AND EXPENSES OF PLAN FIDUCIARIES AND PLAN ADMINISTRATION. The compensation and expenses of Plan fiduciaries and the expenses of administering the Plan and investing the Plan assets will be paid by the Plan, by a Participating Company, by the Participants, or by any combination of the above, as determined by the Company in its discretion and in accordance with procedures promulgated by the Company.



                                     XII-3

                                  ARTICLE XIII

                             ESTABLISHMENT OF TRUST
                             ----------------------

                  (1) TRUST FUND. A Trust Fund shall be established by a Trustee or Trustees appointed and/or removed from time to time by the Company acting through its authorized officer or officers into which shall be deposited all assets of the Plan. The Company acting through its authorized officer or officers may, without reference to any Participant or other party, enter into a trust agreement and make such amendment to such trust agreement or such further amendments as it in its sole discretion may deem necessary or desirable to carry out the Plan. The corpus and net income of the Trust Fund, after payment of any Plan administrative expenses, shall not be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

                  (2) TRUSTEE. The Trustee shall have title to, and be responsible for, the general management, supervision and preservation of the assets it or he holds of the Trust Fund.

                  (3) POWERS OF TRUSTEE. The Trustee shall have such powers, rights, privileges, duties, liabilities and immunities, and shall be entitled to receive such reasonable compensation, as are provided for under the terms of its Trust Agreement with the Company.





                                     XIII-1

                                   ARTICLE XIV

                                    AMENDMENT
                                    ---------

                  (1) AMENDMENTS TO PLAN. The Company shall have the right, at any time, and from time to time, without the consent of the Trustee, any Participant, Beneficiary or other interested party:

                  (a) To amend this Plan, both prospectively and retroactively, in such manner as it may deem necessary or advisable in order to qualify the Plan and Trust under, or to satisfy any provision of, any law, regulation, ruling or order now or hereafter existing, including, but not limited to, Code Sections 401(a) and 501(a) and/or any provision of ERISA; and

                  (b) To amend this Plan, both prospectively and retroactively, in any other manner, provided, however, that no such amendment shall forfeit or diminish the nonforfeitable and vested interest of any Participant in the Trust Fund, nor shall any amendment be made which shall permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries.

                  (2) ADOPTION OF AMENDMENTS. Any such amendment shall be adopted by resolution of the Board of Directors of the Company. A copy of such resolution, either reciting the amendment or having a copy of the amendment attached thereto, shall be delivered to the Trustee. In case the Trustee should disapprove of such amendment, it may resign or be removed by the Company.

                  (3) AMENDMENT OF VESTING SCHEDULE. Notwithstanding anything in this Article to the contrary, in the event that an amendment to the Plan is adopted which would directly or indirectly affect the computation of the nonforfeitable percentage of Participants' Accrued Benefits, each Participant who, as of the last day of the election period described below, has completed at least three (3) years of service (whether or not consecutive) with the Company shall be permitted to elect to have the nonforfeitable percentage of his Accrued Benefit determined without regard to such amendment; provided, however, that no such election need be provided to any Participant whose nonforfeitable percentage of his Accrued Benefit as determined under the amendment at all times will be equal to or greater than such percentage determined without regard to the amendment. For purposes of this Section (3), any such election to be effective must be made in writing and filed with the Committee not later than sixty (60) days following the latest of (i) the date the amendment was adopted,
(ii) the date the amendment became effective, or (iii) the date written notice of the amendment was issued to the Participant by the Company or the Committee. Such election, once made, shall be irrevocable. This Section (3) shall not be construed to permit an amendment to the Plan proscribed by paragraph (b) of Section (1) of this Article.






                                     XIV-1

                                   ARTICLE XV

                                   TERMINATION
                                   -----------

                  (1) TERMINATION OF PLAN AND TRUST. The Company expressly reserves the right to terminate this Plan and the Trust as to all Participating Companies at any time. Termination of the Plan and the Trust shall be effected by, and shall be in accordance with, resolution of the Board of Directors. Each Participating Company expressly reserves the right to terminate its participation in the Plan and the Trust. Termination of participation in the Plan and the Trust by a Participating Company shall be effected by, and shall be in accordance with resolution of its Board of Directors.

                  (2) AUTOMATIC TERMINATION OF PLAN. This Plan shall terminate automatically with respect to a Participating Company in the event:

                  (a) The Participating Company is dissolved and liquidated; or

                  (b) The Participating Company is merged or consolidated with a successor or transfers to a successor all or substantially all of its assets and the successor does not, within sixty (60) days thereafter, elect to continue this Plan and the Trust pursuant to Section (3) hereof; or

                  (c) The Participating Company by appropriate legal proceedings, shall be adjudicated bankrupt or adjudicated insolvent; or

                  (d) Judicial proceedings of any kind result in the involuntary liquidation of the Participating Company.

                  (3) CONTINUATION OF PLAN. Unless this Plan is sooner terminated, a successor to the business of a Participating Company, by whatever form or manner resulting, may elect to continue this Plan and the Trust and become a party hereto by executing appropriate supplemental agreements and any other necessary documents; and such successor shall thereupon succeed to all of the rights, powers and duties of the Participating Company hereunder. The employment of any employee who shall continue in the employ of such successor who adopts the Plan shall not be deemed to have been terminated or severed for any purpose hereunder.

                  (4) VALUATION OF TRUST FUND AND VESTING. Upon the termination or partial termination of this Plan or the complete discontinuance of contributions hereunder, the Trustee shall, as of such date, revalue the Trust Fund. Such allocations and adjustments shall then be made with respect to the interests of Participants and Beneficiaries under said Plan and the Trust as are required to be made as of an Anniversary Date. The amount then credited to each Participant's (or each affected Participant's in the case of a partial termination) or Beneficiary's Account shall become fully vested in said Participant or Beneficiary and shall thereafter be nonforfeitable. If amounts remain in the Forfeiture Account after the termination of the Plan or complete discontinuance of contributions, such amounts shall be returned to the Participating Companies.

                  (5) DISTRIBUTIONS UPON TERMINATION OF PLAN AND TRUST. Upon the termination or partial termination of this Plan or the complete discontinuance of contributions hereunder, the interests of Participants (or affected Participants in the case of a partial termination) and Beneficiaries, as determined in accordance with Section (4) hereof, may be distributed either immediately or as otherwise provided in this Plan. The Company shall have complete discretion in this regard; and, unless and until it receives instructions to the contrary, the Trustee shall continue to administer the Trust Fund and shall make distributions as though such termination or discontinuance had not occurred. Anything in this Plan to the contrary notwithstanding, until such time as there has been a complete distribution of all assets of the Trust
Fund following termination of the Plan or complete discontinuance of contributions hereunder, this Plan and Trust shall remain in effect for the limited purpose of providing such operational rules as may be necessary for administering the Plan and Trust prior to such total distribution.

                  (6) PARTIAL TERMINATION. If, at any time, all or substantially all of the business of a Participating Company or any recognizable division or divisions thereof is sold, transferred, terminated, abandoned, discontinued or otherwise disposed of, and the employment of all or substantially all of the employees of such business, division or divisions is terminated as a result thereof, this Plan shall immediately thereafter terminate with respect to such employees (unless the successor, if any, to such business, division or divisions employs all or substantially all of the former employees of such business, division or divisions and elects by appropriate action to continue this Plan with respect to such employees); and the provisions herein relating to vesting of Participants' interests and procedure on termination shall, to the extent applicable, govern and control such partial termination.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  (1) PLAN FOR EXCLUSIVE BENEFIT OF PARTICIPANTS. It shall be, and is hereby made, impossible, upon the termination of the Plan and Trust, or pursuant to any amendment of the Plan and Trust or otherwise, at any time, for all or any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries; provided, however, nothing herein contained shall preclude payment from the Trust Fund of costs and expenses incurred in connection with, or arising out of the operation of, the Plan and Trust.

                  (2) REQUIRED ACTS. All parties to the Plan and Trust or claiming any interest hereunder shall perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out the Plan and Trust or any of its provisions.

                  (3) JURISDICTION. The Plan and Trust shall be construed according to the laws of the State of Ohio, and all provisions hereof shall be administered according to the laws of that State. In case any provision of the Plan and Trust shall be or become invalid, such fact shall not affect the validity of any other provision.

                  (4) NO RIGHT TO CONTINUED EMPLOYMENT. Under no circumstances shall the Plan and Trust or the participation of an Employee hereunder constitute a contract of continuing employment or in any manner obligate a Participating Company to continue or to discontinue the services of any employee.

                  (5) BENEFITS TO BE PROVIDED SOLELY FROM TRUST FUND. Any Participant or Beneficiary or other person who claims the right to any payment under the Plan and Trust shall be entitled to look only to the Trust Fund for such payment; and no liability for the payment of benefits or any other claims under or arising out of the Plan and Trust shall be imposed upon a Participating Company, its officers or trustees.

                  (6) ACCOUNTING SERVICES. If, and to the extent, required by applicable law or regulation, there shall be engaged, on behalf of all Participants in the Plan and Trust, an independent Certified Public Accountant to perform all accounting services necessary for compliance with the requirements of Title I, Subtitle B, Part 1 of ERISA. The cost of such accounting services shall be charged to and paid from the Trust Fund, unless the Company, in its sole discretion shall determine otherwise.

                  (7) REFERENCES TO CODE, STATUTES AND REGULATIONS. Any and all references in the Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling, or order shall be deemed to refer also to any successor provision, statute, law, regulation, ruling or order.

                  (8) DISCRETIONARY POWERS. Any provision of the Plan and Trust which requires the exercise of discretionary powers by the Committee or a Participating Company shall be administered in a uniform manner for employees in similar circumstances and shall not be applied in any manner which discriminates in favor of officers, shareholders, or highly-paid employees of a Participating Company.

                  (9) ALLOCATION OF FIDUCIARY RESPONSIBILITIES. To the extent that a Participating Company, the Committee and/or the Trustee function as fiduciaries with respect to the Plan and Trust, they shall be deemed to be named fiduciaries, as that term is used in Section 402 of ERISA; and, except as otherwise limited by Section 405(c) of ERISA, they shall have full authority to allocate responsibilities among themselves and to designate others to perform their responsibilities;



                                      XVI-1
provided, however, that to the extent that specific responsibilities are assigned by this Agreement to different fiduciaries, no fiduciary shall be liable for errors or omissions involving another fiduciary's individually assigned area of responsibility.

                  (10) LIABILITY OF FIDUCIARIES. Each Participating Company, and its Directors, officers and employees, and the Committee, and each member thereof, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of this Plan, except to the extent that the effects and consequences of such personal acts, omissions or conduct shall result from willful misconduct; provided, however, that this Section (10) shall not operate to relieve any of the aforementioned from any responsibility or liability for any responsibility, obligation, or duty under Part 4 of Subtitle B of Title I of ERISA; and further provided that any individual who is held liable for the effects and consequences of personal acts, omissions or conduct in the administration of the Plan shall be indemnified and saved harmless by the Company, except to the extent that such effects and consequences resulted from willful misconduct.

                  (11) MERGER, CONSOLIDATION OF TRANSFER OF ASSETS OR LIABILITIES OF THE PLAN. In no event shall this Plan be merged or consolidated with, or the assets or liabilities of the Plan be transferred to, any other plan unless each individual who was a Participant in this Plan immediately before such merger, consolidation or transfer would receive immediately after such merger, consolidation or transfer if the resulting or transferee plan then terminated a benefit equal to or greater than the benefit each such individual would have received under this Plan if this Plan had terminated immediately before such merger, consolidation or transfer.

                  (12) NO DIVESTMENT FOR CAUSE. No interest of a Participant under this Plan shall be subject to divestment for cause.

                  (13) PARTICIPATING COMPANIES. With the consent of the Company, any corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member may become a Participating Company in the Plan and the Trust by executing with the Company and the Trustee such agreements and documents as may be required thereby.

                  (14) SPECIAL RULES RELATING TO VETERANS REEMPLOYMENT RIGHTS UNDER USERRA. Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to a qualified military service shall be provided under the Plan in accordance with Section 414(u) of the Code.



                                     XVII-2

                                  ARTICLE XVII

                              TOP-HEAVY PROVISIONS
                              --------------------

                  (1) The provisions of this Article shall become effective for any Plan Year in which the Plan is top-heavy (as determined pursuant to this Article).

                  (2) With respect to each Plan Year, the Committee shall determine if the Plan is top-heavy. The determination as to whether the Plan is top-heavy for such a Plan Year is to be made as of the Determination Date for such Plan Year.

                  (3) The Plan shall be top-heavy for a Plan Year (a) if the Plan's Top-Heavy Ratio for the Plan Year is greater than sixty percent (60%), or
(b) if the Plan is a member of a Required Aggregation Group for which the Top-Heavy Ratio for the Plan Year is greater than sixty percent (60%); provided, however, that the Plan shall not be top-heavy for a Plan Year if the Plan is a member of a Required Aggregation Group or Permissive Aggregation Group for which the Top-Heavy Ratio is sixty percent (60%) or less.

                  (4) For any Plan Year with respect to which the Plan is top-heavy, there shall be allocated to the Account of each Participant who satisfies the requirements of (a), (b) and (c) below, a Participating Company contribution in an amount not less than the Participant's Minimum Contribution Amount. This requirement shall apply with respect to each Participant who:

                  (a) Is a Non-Key Employee for the Plan Year; and

                  (b) Is an Eligible Employee on the last of the Plan Year.

                  Such allocation shall be made either through an additional Participating Company contribution (which need not be made from current or accumulated profits) for the Plan Year or through a reallocation of the Participating Company contributions otherwise made for the Plan Year.

                  (5) For any Plan Year with respect to which the Plan is top-heavy, the vested and nonforfeitable interest of a Participant in his Account will be determined under the provisions of Article VIII hereof.

                  (6) For any Plan Year with respect to which the Plan is top-heavy, the number "1.00" shall be substituted for the number "1.25" in
Article VI, Sections (1)(c)(i) and (1)(c)(ii)(A) hereof; provided, however, that a Participant's benefit under any defined benefit plan accrued during any Plan Years with respect to which this Plan was not top-heavy shall not be reduced as a result of such substitution.

                  (7) For purposes of this Article, the following words and phrases have the meanings ascribed to them below.

         (a) "Participating Company" means (i) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Participating Company is a member; (ii) any trade or business which, together with the Participating Company, is under common.

                                     XVII-1

         (b) "Determination Date" means (i) with respect to any Plan Year other than the first Plan Year of the Plan, the last day of the preceding Plan Year of the Plan, and (ii) with respect to the first Plan Year of the Plan, the last day of such Plan Year.

         (c) "Key Employee" means, for a Plan Year, an employee or former employee who, at any time during the Plan Year or during any of the four preceding Plan Years, is:

                  (i) an officer of a Participating Company having compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which any such Plan Year ends; or

                  (ii) one of the ten employees of a Participating Company having annual compensation from the Participating Companies of more than the limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than a one-half percent (0.5%) interest and the largest interest in the Participating Company; or

                  (iii)     a 5-percent owner of a Participating Company; or

                  (iv) a 1-percent owner of the Participating Company having annual compensation from the Participating Company of more than $150,000.

                  For purposes of (i) above, no more than 50 employees (or, if less, the greater of 3 employees or 10 percent of the employees) shall be treated as officers. For purposes of clause (ii), if two employees have the same interest in the Participating Company, the employee having the greatest annual compensation from the Participating Company shall be treated as having the largest interest. "Non-Key Employee" means any employee who is not a Key Employee. For the purposes of determining the top ten owners of the Participating Company, 5-percent owners of the Participating Company and 1-percent owners of the Participating Company, the aggregation rules of Code Section 414(b), (c) and (m) shall not apply. The terms Key Employee, former Key Employee and Non-Key Employee shall include the beneficiaries of such individuals and inherited benefits will retain the character of the benefits of the employee who performed the services for the Participating Company. The identity of Key Employees and Non-Key Employees shall be made in accordance with, and pursuant to, Code
                  Section 416(i) and Treasury Regulations and rules issued thereunder, and the criteria for determining which individuals are Key Employees and Non-Key Employees, respectively, shall be as set forth in Code Section 416(i) and Treasury Regulations and rules thereunder.

         (d) "Minimum Contribution Amount" of an eligible Non-Key Employee for a Plan Year with respect to which the Plan is top-heavy is three percent (3%) of the Participant's Top-Heavy Compensation; provided, however, that the Minimum Contribution Amount of a Non-Key Employee shall not exceed a percentage of his Top-Heavy Compensation equal to the largest percentage of Top-Heavy Compensation contributed by the Participating Company for the Plan Year on behalf of a Key Employee.

                  Elective Deferrals made by a Participating Company on behalf of a Participant under a salary reduction agreement described under Code Section 401(k) shall be taken into account in determining the Minimum Contribution Amount of a Non-Key Employee under Code Section 416(c)(2); however, such Elective Deferrals may not be used to satisfy the Minimum




                                     XVII-2

Contribution Amount required under this Article. If, in any top-heavy year, the highest percentage of Participating Company contributions and forfeitures allocated to any Key Employee is less than three percent (3%), amounts allocated as a result of any Key Employee's Elective Deferrals must be included in determining the Participating Company contribution made on behalf of such Key Employees.

         (e) "Permissive Aggregation Group" means the group consisting of the Required Aggregation Group and any other qualified plan or plans maintained by, or contributed to, by the Participating Company if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan or plans being taken into account.

         (f) "Required Aggregation Group" means the group consisting of the Plan and (i) each other qualified plan maintained, or contributed to, by the Participating Company in which a Key Employee is a participant or participated in at any time during the determination period (regardless of whether the plan has terminated), and (ii) each other qualified plan maintained, or contributed to, by the Participating Company which enables a plan described in (i) above to meet the requirements of Code Section 401(a)(4) or 410. For purposes hereof, the term "qualified plan" means a plan that satisfies the requirements for qualification set forth in Code Section 401(a).

         (g) "Top-Heavy Ratio" means the percentage determined for a Plan Year under whichever of the following is applicable:

                  (i) For purposes of computing the Top-Heavy Ratio of the Plan itself, the percentage determined by dividing the aggregate of the accounts of Key Employees under the Plan (as of the Determination Date of the Plan Year in question) (including any part of any Account distributed in the five-year period ending on the Determination Date) by the aggregate of the accounts of all Key Employees and Non-Key Employees under the Plan (as of the Determination Date of the Plan Year in question) (including any part of any Account distributed in the five-year period ending on the Determination Date).

                  (ii) For purposes of computing the Top-Heavy Ratio of a Required Aggregation Group or Permissive Aggregation Group of which the Plan is a member, the percentage determined by dividing the sum (as of the Determination Date of the Plan Year in question) of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in such group by a similar sum determined for all Key Employees and Non-Key Employees. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

         For purposes of computing the Top-Heavy Ratio, the accrued benefit of an employee who has not performed any service for the Company at any time during the five-year period ending on the Determination Date shall be excluded from the calculation. The computation of the Top-Heavy Ratio shall be made pursuant to, and in accordance with, the method prescribed by the provisions of the method prescribed by the provisions of Code Section 416(g)(4)(F), providing that the accrued benefit of any Non-Key Employee shall be determined under the method which is used for

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

accrual purposes of all plans of the Participating Company, or if there is no such method, such accrued benefit shall be determined as if such benefit accrued no more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

         (h) For purposes of this Article, "Valuation Date" means the most recent date within the twelve (12) month period ending on the Determination Date on which Plan assets are valued by the Trustee for the purpose of determining the value of an Account balance.

         IN WITNESS WHEREOF, the Company acting through its duly authorized officer, has caused this Agreement to be executed as of this ____ day of __________, 1998.


                                      DAIRY MART CONVENIENCE STORES, INC.


                                      By:/s/
                                         ---------------------------------------

                                         Robert B. Stein, Chairman of the Board.
                                         President and Chief Executive Officer


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